Exhibit 10.1

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

VEHICLE PRODUCTION AGREEMENT

dated as of July 16, 2025

between

UBER TECHNOLOGIES, INC.

and

LUCID GROUP, INC.

VEHICLE PRODUCTION AGREEMENT

THIS VEHICLE PRODUCTION AGREEMENT (this “Agreement”) is made and entered into effective as of July 16, 2025 (the “Effective Date”), by and between Uber Technologies, Inc., a Delaware corporation, with its principal place of business at 1725 3rd Street, San Francisco, California 94158 (“Uber”), and Lucid Group, Inc., a Delaware corporation having its principal place of business at 7373 Gateway Blvd., Newark, CA 94560 (“Lucid” and, together with Uber, the “Parties”).

RECITALS

A.	Uber owns and operates a logistics, ridesharing and delivery network (the “Uber Service”) that, among other products and support services: (a) matches drivers who provide transportation services to individuals seeking transportation from one location to another using the Uber Service; and (b) matches couriers who provide delivery services with merchants (e.g., restaurants, grocery stores, convenience stores, etc.), shippers, and similar entities seeking delivery of their products from one location to another using the Uber Service or its mobile or integrated applications. Uber is also developing a technology platform and set of resources that will enable integration of AVs onto the Uber Service (collectively, the “Uber Platform”).

B.	Lucid is engaged in the development and sale of Lucid-branded high-end electric vehicles including the Lucid “Gravity” line of vehicles.

C.	The Parties share the goal of adding to the supply of affordable and reliable options for ridesharing and mobility, and the Parties desire to collaborate with Nuro, Inc. (the “ADS Provider” or “Nuro”), an autonomous driving software developer [****], to allow for the development and deployment of a fleet of autonomous vehicles (“AVs”) on the Uber Platform to complete requests for Uber users that might be available through the Uber Service or Uber Platform.

D.	In furtherance of the foregoing objective, the Parties desire to work together, and in collaboration with the ADS Provider, to (i) facilitate Lucid’s development and manufacture of the Gravity Plus (as defined below), and (ii) facilitate the ADS Provider’s integration of the ADS Provider’s Autonomous Driving Software (as defined below) into the Gravity Plus (as integrated with such Autonomous Driving Software, the “Integrated Vehicle”).

E.	The Parties are entering into this Agreement in order to establish: (i) governing principles throughout the Term for the design, development, testing and manufacturing of the Gravity Plus, including activities to be performed in collaboration or other coordination with ADS Provider; and (ii) the terms under which Uber and/or Uber Designated Fleet Operators (as defined below) will purchase Gravity Plus from Lucid.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

F.	The Parties are also entering into a separate Aftermarket Services Agreement (as defined below), pursuant to which Lucid will provide post-sale warranty services and aftermarket support for the Gravity Plus.

For good and valuable consideration, the sufficiency of which the Parties hereby acknowledge, the Parties therefore agree as follows:

ARTICLE 1

DEFINITIONS

1.1            Defined Terms. Unless the context expressly otherwise requires, the following terms have, for all purposes of this Agreement, the meanings specified in this Article.

a)	“ADS” or “Autonomous Driving Software” means the L4 Vehicle autonomous driving software developed by the ADS Provider.

b)	“ADS Hardware” means, collectively, the hardware components and associated software (excluding the ADS itself, but including any firmware integrated or embedded within such hardware components) (i) [****] or (ii) [****] and operation of the ADS on and with the Gravity Plus, including without limitation lidars, radars, cameras, ECUs, GPUs, and other components. [****].

c)	“ADS Reference Specifications” means the reference specifications required to adapt the Base Vehicle into a Gravity Plus [****] as of the Effective Date are attached hereto as Schedule 1.1(a).

d)	“Affiliate” means any Person who either directly or indirectly controls, is controlled by, or is under common control with a party. For the purposes of this definition, the term “control” (including its correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

e)	“Applicable Law” means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, governmental order, or other requirement or rule of law (including, without limitation, the requirements of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd-1, et seq), the U.S. National Traffic & Motor Vehicle Safety Act, as amended (49 U.S.C. § 30101 et seq), the U.S. Federal Trade Commission, the U.S. Customs and Border Protection, the U.S. Treasury, and the U.S. Department of Labor regulations and any other law or requirement relating to environmental matters, immigration, data protection and privacy, wages, hours and conditions of employment, disclosure, subcontractor selection, discrimination, occupational health/safety, and the design, development, manufacturing or sale of vehicles) of any Governmental Authority (collectively, “Laws”) in an Authorized Territory, as amended from time to time, and, in each case, as may be directly applicable to this Agreement, Lucid, Uber, or the Gravity Plus.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

f)	“Authorized Servicer” means a Lucid authorized service center, or another Person authorized by Lucid to service Gravity Plus.

g)	“Authorized Territory” means the countries where the Gravity Plus will be certified for sale and operation in accordance with this Agreement. [****].

h)	“Base Vehicle” means the motor vehicle currently manufactured by Lucid and referred to as the “Lucid Gravity” as certified for sale to end users in North America.

i)	“Beta Vehicle” means pre-production Gravity Plus vehicles built to the intended specifications, inclusive of the ADS Hardware, to test and evaluate substantially all features that will be present in the series production Gravity Plus.

j)	“Binding Forecast” has the meaning set forth in Exhibit A.

k)	“Business Day” means a day other than a Saturday, Sunday, bank holiday or a public holiday in the U.S. or Canada.

l)	“Change” means any modification, alteration, addition or deletion made to: (i) the ADS Reference Specifications; (ii) the Uber Specifications, (iii) the Gravity Plus, including the [****], or [****]; (iv) the Subcontractors; or (v) the Delivery Location or the means and methods of shipment and packaging of the Gravity Plus.

m)	“Claim” means any action, cause of action, claim, administrative proceeding or demand.

n)	“Component Parts” means the components, parts, assemblies, packaging (inbound and outbound), direct materials, and indirect materials (including, without limitation, [****] hardware and software included in or on the Gravity Plus or otherwise used in the assembly, manufacture, and delivery of the Gravity Plus, including, without limitation, the ADS Hardware.

o)	“Confidential Information” means information provided by a Party, whether disclosed to or accessed by the other Party, in connection with this Agreement that is identified in writing as confidential, restricted or in a similar manner or any other information or documentation that the other Party should reasonably understand is treated as confidential by the disclosing Party. The terms of this Agreement are the Confidential Information of both Parties.

p)	“Contract Documents” means (a) this Agreement; (b) all schedules, attachments and exhibits to this Agreement specifically referenced herein; and (c) the Orders.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

q)	“Delivery Location” means the location within the Authorized Territory designated by Uber or an Uber Designated Fleet Operator for Delivery of Gravity Plus as set forth in an Order.

r)	“EPA” means the U.S. Environmental Protection Agency.

s)	[****].

t)	“EV Credits” means all applicable tax benefits, rebates, incentives, and other benefits and advantages related to electric vehicles, including any electric vehicle credits, available from any Governmental Authority in a Jurisdiction within the Authorized Territory [****].

u)	“Force Majeure Event” means fire, flood, earthquake, elements of nature or acts of God, acts of war, acts that are generally recognized as terrorism, riots, civil disorders, rebellions or revolutions, strikes or labor actions, pandemic, epidemic, or any other similar cause beyond the reasonable control of a Party.

v)	“Governmental Authority” means any national, international, federal, state, provincial, or local government, or political subdivision thereof, or any multinational organization, or any authority, agency, or commission entitled to exercise any administrative, executive, judicial, legislative, regulatory, or taxing authority or power, or any court or tribunal (or any department, bureau or division thereof).

w)	“Governmental Investigation” means an investigation, inquiry or request for information from a Governmental Authority concerning the Gravity Plus.

x)	“Gravity Plus” means a vehicle to be developed and manufactured by Lucid initially using the Base Vehicle and that: (i) will include the [****]; and (ii) conforms to the Requirements, but which, for the avoidance of doubt, [****]. References to Gravity Plus in this Agreement shall include the Gravity Plus as embodied in the Integrated Vehicle (i.e., [****]) where the context requires. [****].

y)	“Insolvency Event” means, with respect to a Person, the occurrence of any of the following events: (i) any voluntary or involuntary bankruptcy, insolvency, liquidation, or similar debtor-relief proceeding; (ii) failure or inability to pay debts as they become due, or a written admission by the Person of the foregoing; (iii) being in default under any debt or loan instrument; (iv) the Person’s liabilities exceed its assets; (v) a receiver, trustee, custodian, administrator, or similar officer is appointed for the Person or a substantial portion of its assets; (vi) any assignment for the benefit of creditors; or (vii) any other event similar to any of the foregoing.

z)	“Intellectual Property Rights” means all (i) patents, patent disclosures and inventions (whether patentable or not), (ii) copyrights and copyrightable works (including computer programs), and rights in data and databases, (iii) trade secrets, know-how and Confidential Information, and (iv) all other intellectual property and proprietary rights, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection in any part of the world.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

aa)	“Jurisdiction” means the entire country and each state, county, city, province, or other municipality within any Authorized Territory.

bb)	“L4 Vehicle” means an autonomous vehicle meeting “Level 4 Autonomy,” [****].

cc)	“Loss” means any damage, fine, penalty, loss, liability (including settlement and judgment) and expense (including interest, court costs, reasonable fees and expense of attorneys, or other reasonable fees and expenses of litigation or other proceedings relating to such claim, default or assessment).

dd)	“Lucid Intellectual Property” means (a) all Intellectual Property Rights and Technology owned by or licensed to Lucid or its Affiliates prior to the Effective Date; (b) all Intellectual Property Rights owned or controlled by Lucid in [****]; and (c) all other Intellectual Property Rights developed or acquired by Lucid or its Affiliates after the Effective Date.

ee)	“Lucid Manufacturing Facility” means any one of the following locations where Lucid will manufacture the Gravity Plus: AMP1 - Casa Grande, AZ; AMP2 – Jeddah, KSA; and any other site determined by Lucid.

ff)	“Lucid Tooling” means all Tooling that is required or necessary to have the Gravity Plus (and any associated Component Parts) manufactured, assembled, and delivered in accordance with the ADS Reference Specifications and the Requirements, whether such Tooling is located at a Lucid Manufacturing Facility or the facility of a Supplier.

gg)	“NHTSA” means the United States National Highway Traffic Safety Administration.

hh)	“Non-Conformity” means any failure of a Gravity Plus to conform to any of the Requirements in all material respects.

ii)	“Order” means a purchase order for Gravity Plus vehicles issued by Uber or an Uber Designated Fleet Operator in accordance with Exhibit A (Fleet Purchase Terms).

jj)	“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, or similar organization or any other legal entity.

kk)	“Personnel” means any agents, employees, contractors or approved subcontractors (including Suppliers) engaged or appointed by a Party.

ll)	“Recall” means any voluntary or mandatory notification and remedy campaign initiated by Lucid or ordered by any Governmental Authority in which Gravity Plus owners or operators are requested to return the Gravity Plus to Authorized Servicers or other Third Parties to have such Gravity Plus remedied [****].

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

mm)	“Representatives” means a Party’s Affiliates and the respective officers, directors, partners, shareholders, attorneys, third party advisors, agents, employees, contractors, subcontractors, successors and permitted assigns of a Party and its Affiliates.

nn)	“Requirements” means each of: (i) the ADS Reference Specifications; (ii) Applicable Laws; (iii) the Safety Standards; (iv) Uber Specifications; (v) the Quality Standards; and (vi) the Vehicle Warranty.

oo)	“Safety Standards” means, with respect to a particular Gravity Plus, all applicable motor vehicle safety standards in effect on the date of manufacture of such Gravity Plus within the Jurisdiction to which such Gravity Plus will be delivered, which may include, without limitation, the U.S. Federal Motor Vehicle Safety Standards, and similar international, federal, state and local laws governing the design, development, manufacture or sale of vehicles.

pp)	“Service Campaign” means a voluntary action, other than a Recall, initiated by Lucid in order to implement a modification, repair or notification that Lucid determines is appropriate or is otherwise consistent with customary practice in the automotive industry to maintain goodwill and reputation of Lucid, Uber, the Uber Designated Fleet Operators, or the Gravity Plus.

qq)	“Service Parts” means new or factory replacement Component Parts for Gravity Plus.

rr)	“Subcontractors” means subcontractors (of any tier), agents and Suppliers of Lucid (which may include Affiliates of Lucid). For clarity, the ADS Provider is not a Subcontractor of Lucid.

ss)	“Supplier” means a vendor that supplies Component Parts, Service Parts and/or Tooling to Lucid.

tt)	“Tax” means any and all present and future federal, state, provincial, and local sales, use, value-added, excise, income, stamp and other taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest or penalties imposed thereon.

uu)	“Technology” means works of authorship, computer programs, source code and executable code, user interfaces, application programming interfaces, protocols, architectures, documentation, annotations, comments, designs, files, records, schematics, test methodologies, test vectors, inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, proprietary and confidential ideas and information, know-how and information maintained as trade secrets, tools, concepts, techniques, methods, processes, formulae, patterns, algorithms and specifications, and any and all instantiations or embodiments of the foregoing in any form and embodied in any media existing, but excluding any data subject to data-specific license terms under this Agreement.

vv)	“Third Party” means any Person that is not a Party.

ww)	“Tooling” means all tooling, machinery, equipment (including assembly equipment), dies, test and assembly fixtures, jigs, gauges, patterns, casting patterns, cavities, molds, and related documentation (including engineering specifications, PPAP books, and test reports), together with any accessions, attachments, parts, accessories, substitutions, replacements, and appurtenances thereto and related software utilized in connection therewith.

xx)	“Uber Designated Fleet Operators” means Third Party fleet operators or other Persons contracted or designated by Uber as authorized to purchase Gravity Plus vehicles to offer autonomous robotaxi services to end users of the Uber Platform.

yy)	“Uber Intellectual Property” means: (a) all Intellectual Property Rights owned by or licensed to Uber or its Affiliates prior to the Effective Date; and (b) all other Intellectual Property Rights developed by Uber or its Affiliates after the Effective Date.

zz)	“Uber Specifications” means the specifications for Base Vehicle modifications provided by Uber and agreed by Lucid as of the Effective Date, as the same may be modified in accordance with ARTICLE 3 and 4. The [****] Uber Specifications as of the Effective Date are attached hereto as Schedule 1.1(b).

ARTICLE 2

SCOPE OF THE AGREEMENT; TERRITORY[****]

2.1            Purpose of Agreement. The purpose of this Agreement is to define the terms and conditions that apply between the Parties with respect to [****] the Gravity Plus (the “Project”).

2.2            Contract Documents. The contractual relationship between Uber and Lucid with respect to [****] the Gravity Plus will be governed by the Contract Documents which are, by this reference, incorporated into and made a part of this Agreement. Except as otherwise specifically provided herein, the Contract Documents may not be modified, superseded, or altered except by written agreement signed by an authorized representative of Uber and Lucid. The terms of any quotation, order, acknowledgment, bid, proposal, invoice, or other form issued by Uber or Lucid, whether printed, by telecopy, or by electronic data interchange are hereby rejected and will not be part of the contract documents unless specifically agreed to in a writing signed by both Parties.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

2.3            Order of Precedence. In case of inconsistencies or conflicts, the Contract Documents will prevail over each other in the following order of priority: (a) this Agreement; (b) all attachments and Attachments to this Agreement specifically referenced herein; and (c) the Orders.

2.4            No Dealership Agreement. Notwithstanding anything to the contrary in the Contract Documents (including this Agreement) or the ultimate disposition, sale, license, or distribution of the Gravity Plus, the Parties agree that neither this Agreement nor the other Contract Documents is intended to be, and will not be construed as, a franchise, dealership, or other similar type of automotive retailer agreement.

2.5            Authorized Territories [****]. The Parties agree to collaborate in good faith, from time to time during the Term and together with the ADS Provider, to [****]. At Uber’s written request, the Parties [****] agree to use commercially reasonable efforts to [****]. Upon completion of such review, not to be unreasonably withheld or delayed, if the Parties mutually determine [****]. In the event: (a) (i) the Parties mutually agree that the Gravity Plus is [****]; or (ii) the Parties agree, after [****]; and (b) the Parties agree in writing in an amendment to this Agreement [****].

2.6            [****] VPA. [****].

2.7            [****]. Notwithstanding anything to the contrary in this Agreement, [****] shall not be [****], or otherwise owned or controlled, directly or indirectly by any such Person. [****] with respect to its participation in the Gravity Plus program and the Parties will negotiate in good faith and mutually agree on (a) the [****] for developing and manufacturing the Gravity Plus, (b) the [****] by which Uber will comply with its purchase obligations for [****] of Start of Production under the Minimum Quantity Guarantee), and (c) [****]. When mutually agreed to by the Parties, any such agreement must be recorded in writing and approved through JSC governance procedures. [****] for such time until both (x) Lucid has a [****] in place [****] and (y) the amendments described in (a) - (c) above have been mutually agreed to and finally approved by the JSC, [****]. Notwithstanding anything to the contrary in this Section, Uber agrees that its obligations in Section 7.1 survive and operate alongside the terms in this Section and, unless amended in accordance with the above, [****].

2.8            Level 4 Autonomy. Notwithstanding anything to the contrary contained in this Agreement, (i) nothing in this Agreement shall be construed to obligate Lucid to, and Lucid will not[****] and (ii) [****].

ARTICLE 3

DEVELOPMENT AND MANUFACTURE OF GRAVITY PLUS; ENGINEERING

3.1            Development and Manufacturing of the Gravity Plus.

a)	General. Subject to the terms and conditions of this Agreement, Lucid will design, develop, manufacture, test, label, package, store, handle, and perform such other services reasonably required to produce, manufacture, deliver, and sell Gravity Plus vehicles in accordance with the Requirements.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

b)	Lucid Resources. Except as otherwise expressly provided in this Agreement, as between the Parties, Lucid is responsible for providing the facilities, land, Personnel, Component Parts, software, materials, technical knowledge, training, expertise and other resources reasonably necessary to manufacture and deliver the Gravity Plus in accordance with the Requirements.

c)	Engineering Responsibility. Without limiting the foregoing, Lucid or its Affiliates will dedicate sufficient engineering resources reasonably necessary to perform such research, design, development and engineering work (the “Engineering Work”) required to design, develop, manufacture, and deliver the Gravity Plus in accordance with the Requirements. Lucid will have responsibility for product engineering related to the Gravity Plus, including but not limited to testing, certification and compliance with Applicable Laws and the Quality Standards. The Engineering Work includes all engineering, research and development, including but not limited to, labor and material resources applied to complete the activities related to styling, design, testing, development and certification, and Lucid Tooling necessary to design, develop, manufacture and assemble the Gravity Plus.

d)	Updates and New Releases. Lucid will: (i) make available to the ADS Provider access to the interfaces and functionality that allow the ADS Provider to push applicable over-the-air updates to the ADS in Integrated Vehicles in accordance with the document [****]. For clarity, Lucid will not itself be testing, validating, pushing or installing any Technology Updates, and shall have no liability in connection with any defects in any Technology Updates or the effects of Technology Updates being applied to the Integrated Vehicles.

e)	Base Vehicle End of Life. Lucid may terminate production of the Base Vehicle in its discretion, and in such event Lucid may also terminate production of the Gravity Plus. In the event that Lucid intends to terminate production of the Base Vehicle during the Term, and such termination would impact Lucid’s production of the Gravity Plus, Lucid will provide Uber with not less than [****] notice prior to the end of production date for Gravity Plus (the “End of Production Notice”). Upon Uber’s request, Lucid will reasonably negotiate in good faith to extend production of the Gravity Plus to meet Uber’s requirements for the Gravity Plus through [****]. If Lucid is unable to extend production, and Uber has not fulfilled its Minimum Quantity Guarantee and does not reasonably forecast fulfilling its Minimum Quantity Guarantee prior to the Base Vehicle’s end of production, then the Parties’ respective rights and obligations under ARTICLE 7, including those pertaining to the Minimum Quantity Guarantee shall be void as of the end of production.

3.2            Collaboration with ADS Provider.

a)	[****]. Lucid shall have no responsibility or liability of any kind with respect to: (i) [****]; (ii) [****].

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

b)	Integration Agreement. No later than the Effective Date, Lucid shall have entered into an agreement with the ADS Provider with respect to [****] the ADS Reference Specifications, including procurement and installation of the ADS Hardware and all testing [****] designed to control (e.g., body controls, motion controls, connectivity and communication) in the Integrated Vehicle (the “Integration Agreement”). The Integration Agreement will, at a minimum, require that the ADS Provider:

(i)            deliver to Lucid the ADS Reference Specifications [****];

(ii)           maintain [****] insurance[****];

(iii)          indemnify Lucid as a result of claims arising from or in connection with the actions or omissions of the ADS [****];

(iv)          provide Lucid with all reasonable information in the ADS Provider’s possession required by Lucid in connection with its regulatory compliance obligations, including as set forth in ARTICLE 6;

(v)           implement and maintain processes and procedures to promptly remedy any Non-Conformity caused by the ADS; and

(vi)          facilitate introductions between Lucid and the ADS Provider’s Third Party suppliers that may be relevant or useful to Lucid in the design, manufacture or otherwise in relation to ADS Hardware and reasonably cooperate with Lucid in connection with the engagement by Lucid of such suppliers.

c)	Specifications Development and Approval. The Parties agree and acknowledge that the ADS Reference Specifications agreed upon as of the Effective Date (the “Initial Specs”) are expected to evolve. Accordingly, in support of the intended commercial use of the Gravity Plus operated on the Uber Platform, Lucid will collaborate [****] to revise the Initial Specs on an iterative basis throughout the design, development, validation, verification, and testing phases of the Alpha Vehicles and other prototype and pre-production versions of the Gravity Plus; provided that any revision to the Initial Specs shall be subject to a Change request under ARTICLE 9, and no such revision will be binding unless [****]. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, while Lucid will provide reasonable cooperation to the ADS Provider in relation to the ADS Provider’s efforts to test and validate all autonomous driving capabilities and functionalities of the Integrated Vehicle, the ADS Provider shall solely be responsible for (and Lucid shall bear no responsibility for) determining and demonstrating compliance with all requirements applicable to the autonomous operation of the Integrated Vehicle.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

d)	Safety Plan and Safety Case. In support of the intended commercial use of the Gravity Plus operated on the Uber Platform, Lucid will cooperate in good faith with the ADS Provider and use commercially reasonable efforts to provide all information in Lucid’s possession reasonably necessary for the ADS Provider to develop a Safety Plan and Safety Case (those terms having meaning consistent with industry standards) [****]. The Safety Case includes claims and evidence relevant to the integration of the ADS with the Gravity Plus, and is anticipated to address:

(i)            the approach and evidence to demonstrate the avoidance of unreasonable risk throughout the product lifecycle with regard to safety and performance and consistent with industry best standards and best practices (e.g. ISO 26262, ISO 24418);

(ii)           information and documentation necessary to describe the vehicle platform and ADS covered by the Safety Case, including the intended use, the operating environment, the interactions with humans, sub-systems and components, control strategies;

(iii)          structured claims, argumentation, and evidence (e.g. validation tests) consistent with ADS industry standards (such as but not limited to UL, AVSC and ISO);

(iv)          demonstration of credibility and suitability of resources such as, but not limited to, test tools, work tools, and databases, used in generating evidence;

(v)           explanation of the processes for reinforcing safety throughout the useful life of the integration of the ADS and development of the Gravity Plus; and

(vi)          satisfaction of mutually agreed upon vehicle safety and performance requirements among the ADS Provider, Lucid, and Uber.

3.3            Quality Standards. Lucid will manufacture the Gravity Plus in compliance with manufacturing quality standards substantially similar to those used by Lucid with respect to its manufacture of the Base Vehicle (such standards, the “Quality Standards”).

3.4            Testing and Inspection. Prior to any Gravity Plus vehicle leaving the Lucid Manufacturing Facility, Lucid will inspect and test each Gravity Plus vehicle in accordance with the inspection and testing standards set forth in the Quality Standards. [****].

3.5            Vehicle Production and Delivery Schedules.

a)	Milestones. Lucid will use all commercially reasonable efforts to meet the milestones set forth in the Vehicle Production Schedule and Vehicle Delivery Schedule attached hereto as Schedule 3.5(a) (each, a “Milestone”), including commencement of production of the Gravity Plus (the “Start of Production”) on the applicable date set forth in the Vehicle Production Schedule. As of the Effective Date, the Parties agree the Start of Production is targeted to occur [**** ] 2026.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

b)	Delays. Lucid will notify Uber promptly if Lucid encounters any delays in performing its obligations or otherwise reasonably believes it may fail to achieve any Milestone by the applicable completion date. Any delay in [****].

c)	Press Release. Notwithstanding Section 21.12, the Parties will issue a joint press release upon execution of this Agreement [****].

3.6            Interoperability Issues and Root-Cause Analysis. An “Interoperability Issue” is a failure arising from the interaction or interface between the ADS and the Gravity Plus that causes the Integrated Vehicle to be in material non-conformance with the Requirements that (i) is not solely attributable to the ADS and (ii) cannot be replicated when the ADS is removed from a Gravity Plus that otherwise conforms to the Requirements. If [****]. If [****] and is instead an Interoperability Issue, [****] Lucid will reasonably support [****] root-cause analysis (the “Interoperability Root-Cause Analysis”) and share any findings or recommendations that may assist in resolving the Interoperability Issue. Responsibility for correcting any issue revealed pursuant to the Interoperability Root-Cause Analysis will be allocated in proportion to the Parties’ relative fault, and [****].

ARTICLE 4

LUCID MANUFACTURING FACILITY; TOOLING; SUPPLY CHAIN

4.1            Capacity Constraints. In the event of any capacity constraints impacting manufacture and delivery of the Gravity Plus for any reason (whether caused by a Force Majeure Event, commercial impracticability, or otherwise), including shortage or shortages in allocated quantities of Component Parts (“Capacity Constraints”), Lucid will: (i) [****] and (ii) [****] find an alternative source of supply of any impacted Component Parts during the period of constrained supply to the extent practicable or, to the extent not practicable, identify an alternative solution as promptly as feasible.

4.2            Lucid Tooling. Lucid, or its Suppliers, will be responsible for purchasing or building all Lucid Tooling necessary to manufacture and assemble the Gravity Plus and any Component Parts. Unless otherwise agreed by Uber pursuant to a separate agreement between the Parties, Uber will not provide Lucid any Tooling for the Gravity Plus or any Component Parts. Lucid [****] will be responsible for any and all costs and expenses associated with Lucid Tooling. Without limiting the foregoing, Lucid, at its sole cost and expense, agrees to perform all necessary repair, replacement, and maintenance on Lucid Tooling, including keeping the Lucid Tooling in the condition necessary to manufacture and assemble the Gravity Plus in accordance with this Agreement.

4.3            Supply Chain Matters. Except as otherwise expressly agreed by the Parties, Lucid will procure (at its sole cost and expense) all: (i) Component Parts necessary for the manufacture and assembly of the Gravity Plus; and (ii) Service Parts required for the repair of the Gravity Plus, in each case, from the Suppliers or any additional or substitute Suppliers as Lucid determines from time to time, subject to the terms of the Aftermarket Services Agreement.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

4.4            Subcontractors.

a)	Final Responsibility. Lucid will be solely responsible for manufacturing and supplying the Gravity Plus in accordance with the terms hereof. Lucid may subcontract any of its obligations under this Agreement; provided that Lucid remains fully responsible for all work performed by its Subcontractors. Notwithstanding Uber’s approval of a Subcontractor (which approval, for the avoidance of doubt, is not required), Lucid is solely responsible for making all payments due to that Subcontractor and Uber is not responsible for any payments (including making payments) to any Subcontractor. The direction and supervision of Lucid’s and any permitted Subcontractor’s employees rest exclusively with Lucid or such Subcontractor. Without limiting the foregoing, Lucid must ensure that the terms of each subcontract with a Subcontractor are consistent with the terms of this Agreement (to the extent applicable to such Subcontractor).

b)	Subcontractor Failure. Notwithstanding the terms of the applicable subcontract with a Subcontractor or Uber’s approval of such Subcontractor, Lucid will be responsible and liable for any failure by any Subcontractor, or Subcontractor personnel, to perform in accordance with this Agreement or to comply with any duties or obligations imposed on Lucid under this Agreement, including Applicable Laws, to the same extent as if such failure to perform or comply was committed by Lucid or Lucid’s employees. Lucid agrees that it is responsible for any act or omission of any Subcontractor that would constitute a breach of this Agreement if made or omitted by Lucid as though Lucid had so acted or failed to act.

c)	ADS Provider. [****].

ARTICLE 5

JOINT STEERING COMMITTEE

5.1            JSC Representatives.

a)	JSC Representatives. Within [****] days after the Effective Date, the Parties will establish a joint steering committee to oversee and manage the activities set forth in this Agreement (the “JSC”). Each Party will appoint two (2) representatives to serve as representatives to the JSC (each, a “JSC Representative”). Each Party will ensure that each JSC Representative has knowledge and expertise regarding the subject matter of this Agreement and sufficient decision-making authority within the applicable Party to make decisions on behalf of such Party within the scope of the JSC discussions. Each Party may replace any of its JSC Representatives at any time upon prior notice to the other Party.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

b)	Executive Sponsors. Each Party will appoint one executive-level sponsor (each, an “Executive Sponsor”) in connection with the JSC, as may be updated by either Party upon [****] days’ notice to the other Party from time to time. The initial Executive Sponsor for: (a) Uber will be [****]; and (b) Lucid will be [****].

5.2            JSC Meetings.

a)	During the Term, the JSC will meet at least once per calendar month, or at such other frequency as mutually agreed by the Parties. Such meetings are to be conducted by means of audio, video or internet teleconference via Zoom or other similar application acceptable to the Parties. In the event that the Parties mutually agree to conduct an in-person JSC meeting, such meeting will be at the requesting Party’s premises unless the Parties mutually agree otherwise. The JSC meetings will serve as a forum to exchange and provide information, raise issues, conduct planning and forecasting activities, and to resolve issues requiring escalation to each Party’s senior management. The Parties will participate in the functions of the JSC in good faith and using commercially reasonable efforts.

b)	Either Party may call a special meeting of the JSC (including by teleconference) by providing at least [****] Business Days’ prior notice to the other Party, which notice will include a reasonably detailed description of the matter requiring such meeting, in the event that such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting of the JSC.

5.3            JSC Meeting Discussion Items. The items for discussion during the JSC meetings may include steering, managing, and monitoring the progress of the activities of the Parties under this Agreement, including managing budget and tracking the cost to develop the Gravity Plus.

5.4            JSC Costs. Each Party will bear its own expenses relating to its attendance and participation in the meetings and activities of the JSC.

5.5            JSC Approval Matters.

a)	Matters for Approval. [****].

b)	Limitation on Authority. Notwithstanding anything to the contrary set forth in this Agreement, the JSC will have no: (a) authority to amend, modify or waive compliance with this Agreement; (b) authority to resolve any dispute concerning the validity, interpretation, construction of, or breach of this Agreement; or (c) binding governance rights over the business operations of Uber or Lucid. The decisions of the JSC will not be legally binding upon the Parties unless such a decision has been confirmed in writing (email sufficient) by the Parties.

c)	Approval of Matters. The unanimous approval of the JSC will be required with respect to all matters within the scope of the JSC’s decision-making authority as set forth in this Section 5.5. The JSC Representatives of each Party will collectively have one (1) vote on such matters. Notwithstanding Section 13.1, if the JSC cannot reach unanimous agreement on an issue for which it has decision-making authority, then within [****] days thereafter: (a) such matters will be referred to the Executive Sponsors of the Parties; (b) if the Executive Sponsors fail to reach agreement within [****] days, then within [****] days thereafter, the Parties will submit the matter to arbitration in accordance with Section 13.1.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

5.6            Reports and Disclosures to be Provided to the JSC. Except as may otherwise be agreed by the Parties, at each regularly scheduled meeting of the JSC, each Party will provide an update on material activities performed by or on behalf of such Party in connection with this Agreement since the then-prior meeting of the JSC and the results of such activities, in relation to any matters discussed by the JSC at such prior meeting. In connection with the foregoing, each Party will cooperate with any request of the other Party for reasonably relevant information.

5.7            Minutes of JSC Meetings. Any minutes of the JSC meetings will be deemed agreed by the other Party if not contested within [****] Business Days from its receipt.

ARTICLE 6

REGULATORY COMPLIANCE

6.1            Motor Vehicle Safety Conformance and Certification.

a)	Conformance. Except as set forth in Section 6.1(c), Lucid will ensure and certify to Uber that each Gravity Plus, as delivered to Uber: (i) conforms to all applicable Safety Standards, and other Applicable Laws in effect on the date of manufacture in the Jurisdiction for which the Gravity Plus was ordered; and (ii) includes all certification labels, manuals, signage and other documents required by Governmental Authorities or Applicable Laws in such Jurisdiction that are necessary for the Gravity Plus to be sold in such Jurisdiction.

b)	Testing Data. Lucid will maintain at its sole cost and expense, complete and accurate copies of all testing, data, and related certification documentation required by Governmental Authorities in the Authorized Territories for the Gravity Plus. Lucid will provide such documents to Uber or any Uber Designated Fleet Operator for forwarding to NHTSA or other Governmental Authorities upon request.

c)	Alpha Vehicle and Beta Vehicle Exceptions. As of the Effective Date, the Parties anticipate that [****] pre-production prototype Gravity Plus (each, an “Alpha Vehicle”) and [****] Beta Vehicle will [****] prior to the Start of Production for testing and evaluation purposes. Notwithstanding anything to the contrary, the Alpha Vehicles and Beta Vehicles will not be required [****]. [****] (i)[****]; (ii) [****]; or (iii) [****] Uber will not allow any third party other than the ADS Provider to access or use an Alpha Vehicle or a Beta Vehicle, will not sell or otherwise provide an Alpha Vehicle or a Beta Vehicle to any third party other than the ADS Provider, and will not provide to any third party other than the ADS Provider any information relating to the performance of the Alpha Vehicles or the Beta Vehicles.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

d)	[****].

6.2            Compliance and Assistance. Lucid is solely responsible for obtaining and maintaining throughout the Term any and all required permits, licenses, or approvals from any Governmental Authority in the Authorized Territories that are necessary or appropriate for the manufacture, sale, delivery and public road use by a human operator of the Gravity Plus, Alpha Vehicles or Beta Vehicles in the Authorized Territories. Uber and/or the ADS Provider will be solely responsible for permits, licenses, or approvals from any Governmental Authority in the Authorized Territories that are necessary or appropriate for the autonomous operation of the Integrated Vehicles. Lucid will timely provide to Uber and/or the Uber Designated Fleet Operators all information and documents with respect to the Gravity Plus, Alpha Vehicles or Beta Vehicles requested by Uber or any Uber Designated Fleet Operator that are necessary for Uber or the Uber Designated Fleet Operators to obtain such permits, licenses or approvals or otherwise comply with Applicable Laws (including all Safety Standards).

6.3            Traceability. Lucid will ensure for each Gravity Plus the traceability of the Gravity Plus and any Component Parts of the Gravity Plus in compliance with Applicable Law in the Authorized Territory including, without limitation, the VIN Number, serial number and origin of the Gravity Plus.

6.4            Vehicle Identification Numbers. Lucid will obtain and place on each Gravity Plus proper vehicle identification numbers (VIN) for each Gravity Plus that is Delivered to Uber or an Uber Designated Fleet Operator in accordance with Applicable Law.

6.5            Conflict Minerals. Upon Uber’s reasonable request, Lucid will provide to Uber only such information and written certifications that Lucid has already assembled for Lucid’s own compliance with Section 1502 of the Dodd-Frank Act and Rule 13p-1 and Form SD under the Securities Exchange Act of 1934, as amended, and other Applicable Laws with respect to “conflict minerals” (each, a “Conflict Minerals Regulation”). For clarity, Lucid shall not be required to conduct additional inquiries or perform additional due diligence beyond what Lucid undertakes for its own compliance purposes with respect to the Base Vehicle.

6.6            Emissions Certification. To the extent any vehicle emissions requirements applicable to the Gravity Plus are in effect during the Term in any Jurisdiction in the Authorized Territory pursuant to Applicable Laws, Lucid will be responsible for obtaining the applicable emissions certification of the Gravity Plus in accordance with the Applicable Laws of such Jurisdiction including, without limitation, greenhouse gas emission standards, the requirements of the California Air Resource Board and the EPA, and any similar Applicable Laws in the Authorized Territories.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

6.7            Reports to Governmental Authorities.

a)	General. Lucid will submit to the applicable Governmental Authority reports and data (each, a “Government Report”) applicable to Gravity Plus that are required to be submitted under Applicable Law in the Authorized Territory, including, without limitation, the U.S. Transportation, Recall, Enhancement, Accountability, and Documentation Act (“TREAD”). Information in Uber’s possession that is reasonably necessary for such Government Reports to be prepared shall, upon Lucid’s written request, be furnished to Lucid by Uber within a commercially reasonable time. Lucid will keep Uber and Uber Designated Fleet Operators informed of all information and reports and data filed with any Governmental Authority with respect to Gravity Plus.

b)	Defect Reports. Lucid will prepare and submit to Governmental Authorities any defect and non-compliance reports required to be submitted under Applicable Laws on the Gravity Plus; provided, however, Uber will provide Lucid with information in Uber’s possession that is reasonably necessary for such Government Reports to be prepared including with respect to: (i) Emissions Defect Information Reports as may be required pursuant to 40 C.F.R. §85.1901 et seq., any Emission Warranty Information Reports as may be required pursuant to 13 C.C.R. §2141 et seq., and any other similar emission-related defect and warranty submissions as may be required pursuant to the Applicable Laws of any other country in the Authorized Territory or Jurisdiction in which the Gravity Plus are sold; or (ii) any foreign defect reports that Lucid must submit under Applicable Law including, without limitation, 49 C.F.R. §579, Subpart B.

ARTICLE 7

MINIMUM VOLUMES; FLEET PURCHASE TERMS; EXCLUSIVITY

7.1            Minimum Quantity. In consideration of and subject to Lucid’s compliance with the terms and conditions of this Agreement and Lucid’s ability to meet the volume requirements of Uber, and Uber Designated Fleet Operators during the Term (in accordance with applicable forecasts), Uber and/or the Uber Designated Fleet Operators will purchase from Lucid not less than twenty thousand (20,000) Gravity Plus vehicles including: (a) a minimum of ten thousand (10,000) Gravity Plus vehicles during the [****] period following the Start of Production date; and (b) an additional ten thousand (10,000) Gravity Plus vehicles within the six (6) year period following the Start of Production date less the number of vehicles purchased [****], up to ten thousand (10,000) (“Minimum Quantity Guarantee”). The Parties shall negotiate in good faith [****], pursuant to which [****]. In accordance with the [****], the Parties will amend this Agreement to reduce the Minimum Quantity Guarantee by [****], provided that such reduction will not exceed ten thousand (10,000) units. Notwithstanding the foregoing, Uber’s option to meet its obligations under Section 7.1(b) with purchases [****] will only apply if the Parties have [****] following the Start of Production date of the Gravity Plus vehicle. Other than as set forth in the foregoing, Uber may reduce the Minimum Quantity Guarantee only under the following conditions: (i) [****]; or (ii) [****].

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

7.2            Fleet Purchase Terms. All matters relating to the ordering, delivery, and post-delivery servicing of the Gravity Plus will be governed by the terms and conditions set forth in Exhibit A (the “Fleet Purchase Terms”).

7.3            [****].

a)	Gravity Plus. For a period of [****] following the start of production of the Gravity Plus but no later than [****], Lucid shall not [****].

b)	[****]. Subject to the Parties’ entering into [****] (such [****], the “[****]”), Lucid agrees, for a period of [****] following the start of production of the [****], that it will not [****].

c)	[****].

d)	[****] Negotiations. The Parties shall in good faith collaborate and work together to [****]; provided, however, (i) that if the Parties [****] and have demonstrated [****], the [****] period shall extend for additional periods of [****] as [****] and (ii) [****]. During the [****].

ARTICLE 8

PROGRAM COSTS AND VEHICLE PRICES

8.1            NRE Costs and Vehicle Prices.-

a)	NRE Costs. Uber acknowledges and agrees that Lucid will incur certain non-recurring engineering costs (“NRE Costs”) in the course of the design, development, manufacture, and Delivery of the Gravity Plus in accordance with this Agreement, including conformance with the ADS Reference Specifications. [****].

b)	Vehicle Price. The unit price per Gravity Plus to be paid by Uber and/or the Uber Designated Fleet Operators (the “Vehicle Price”) for [****] will be calculated in accordance with Exhibit D, which shall account for the methodology set forth below:

[****].

c)	If Uber and/or the Uber Designated Fleet Operators are eligible to receive any EV Credits that may accrue to purchasers of electric vehicles and Applicable Law provides that such EV Credits must be deducted from the purchase price by the seller of the electric vehicles and then recouped by such seller from the applicable Governmental Authority, the applicable EV Credits [****].

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

8.2            Other Pricing Terms.

(a)            Changes in Applicable Import Laws and Commodity Pricing. In the event that, at any time following [****] after Start of Production of Gravity Plus, (i) the enactment, adoption, promulgation or issuance of, or any change in, any Applicable Law with respect to the import by Lucid of Base Vehicles, Gravity Plus or any Component Parts into any Jurisdiction including, without limitation, border or import taxes, tariffs, duties or associated fees (collectively, “Import Laws”), or (ii) any material change in [****].

(b)            [****].

(c)            Provision of Spare Parts. To the extent Uber or an Uber Designated Fleet Operator is required to order spare or replacement Component Parts to perform service, maintenance, or repair of a Gravity Plus, Alpha Vehicle or Beta Vehicle where the service, maintenance, or repair falls outside of the scope of the warranty, Lucid will, subject to availability, make available to Uber or the Uber Designated Fleet Operator those spare or replacement Component Parts that Lucid generally makes available for its Base Vehicles at a price [****].

8.3            Electric Vehicle Based Incentives and Credits. With respect to the Gravity Plus, Lucid shall meet its government reporting obligations for EV Credits that accrue to the purchaser of electric vehicles; and Lucid is entitled to retain all EV Credits that accrue to the manufacturer of electric vehicles. Upon reasonable request, Lucid will provide Uber and/or the applicable Uber Designated Fleet Operator all information in Lucid’s possession that is reasonably necessary for Uber and/or the applicable Uber Designated Fleet Operator to provide the Governmental Authority with all filings necessary to obtain the applicable EV Credits.

8.4            Financial Obligations. Except as otherwise provided in this Agreement, each Party will be responsible for its own costs and expenses related to the performance and completion of its respective responsibilities and obligations under this Agreement and the preparation, execution, and delivery of this Agreement.

8.5            [****] for Alpha and Beta Vehicles. As of the Effective Date, the Parties anticipate that [****] Alpha Vehicles and [****] Beta Vehicles will be [****], where Uber will [****]. The Parties anticipate that [****] Alpha Vehicles and [****] Beta Vehicles will not exceed [****]). Notwithstanding the foregoing, the Parties may agree to change the number of Alpha Vehicles and Beta Vehicles [****].

ARTICLE 9

CHANGE MANAGEMENT

9.1            [****] Changes.

a)	[****] Prior to the Start of Production. Prior to the Start of Production, [****], Delivery schedules, [****]

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

b)	[****] After the Start of Production. On or after the Start of Production, [****]

(i)            [****].

(ii)            [****], Delivery schedules, [****].

c)	Payments. Any costs to implement an [****]: (i) through an [****]; or (ii) directly to [****], as agreed upon by the Parties in writing through the process contemplated in this Section 9.1. [****] no costs will be payable by Uber to Lucid for any Change that is required by Applicable Laws (including the Safety Standards), [****].

9.2            Lucid-Proposed Changes. Lucid will not make any Changes to the ADS Reference Specifications or the Gravity Plus unless agreed in writing by Uber; provided, however, Lucid may make Changes that: (a) are required by Applicable Laws (including the Safety Standards); (b) are intended to address any issues of which Lucid becomes aware with the Gravity Plus or any Component Parts that could create performance issues or lead to vehicle damage, degradation, or hazards; or (c) are Changes to the Gravity Plus that do not affect conformance with the ADS Reference Specifications, as long as in each case of (a), Lucid provides prior written notice to Uber specifying the Applicable Law that requires the Change, and in cases (a), (b), and (c) how the Change will impact the Gravity Plus, the date the Change will be made, and all other information requested from Uber detailing the Change (a “Change Notice”). For the avoidance of doubt, Lucid will work with the ADS Provider to ensure any Changes do not result in any Non-Conformities.

9.3            Regulatory Changes. Lucid will monitor and will promptly identify and notify Uber of any changes in any Safety Standards or Applicable Law that affect the Gravity Plus (but not the Integrated Vehicle) or their operation (other than autonomous operation in the form of an Integrated Vehicle) in the Authorized Territories. [****] the ADS Provider, [****] promptly notify [****] of any such changes regarding L4 Vehicles or any other autonomous driving capabilities or functionalities, [****]. Any changes described in the foregoing two sentences are referred to as “Regulatory Changes.” If any such required Regulatory Changes result in [****]; provided that, (1) to the extent implementation of the Regulatory Change applies identically to the Base Vehicle, Lucid shall be responsible for the costs and expenses for implementing such Change in the Gravity Plus and (2) if immediate action is required [****]. For the avoidance of doubt, Lucid will work with the ADS Provider to ensure any Regulatory Changes do not result in any Non-Conformities.

9.4            Improvements. During the Term, Lucid may, at its sole discretion, develop and implement improvements (each, an “Improvement”) to the Gravity Plus, including any such Improvements that are designed to: (a) mitigate obsolete components; or (b) improve manufacturability of the Gravity Plus, in each case so long as such Improvements do not require a Change to the ADS Reference Specifications and do not result in any Non-Conformities.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

9.5            Documentation. Lucid will provide to Uber all reasonably requested documentation for each Improvement to a Gravity Plus.

ARTICLE 10

WARRANTIES

10.1            Mutual Representations and Warranties. Each Party represents and warrants to the other Party that: (a) it is a corporation duly incorporated, validly existing, and in good standing under the Laws of its state or province of incorporation; (b) it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required for purposes of this Agreement; (c) it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder, and the execution of this Agreement has been duly authorized by all necessary action; (d) the execution, delivery, and performance of this Agreement will not violate, conflict with, require consent under, or result in any breach or default under any such Party’s organizational documents, any Applicable Law, or with or without notice or lapse of time or both, the provisions of any other contract or agreement to which such Party is a party; (e) this Agreement has been executed and delivered by such Party and constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (f) it has obtained all material licenses, authorizations, approvals, consents, or permits required by Applicable Laws to conduct its business generally and to exercise its rights and perform its obligations under this Agreement.

10.2            Gravity Plus Warranties. Lucid warrants to Uber the performance of the Gravity Plus pursuant to the Vehicle Warranty attached hereto as Exhibit C.

10.3            Disclaimer of Warranties. EXCEPT FOR THE EXPRESS WARRANTIES SET OUT IN THIS AGREEMENT, EACH PARTY MAKES NO OTHER REPRESENTATIONS, WARRANTIES, GUARANTEES OR CONDITIONS WHATSOEVER, WHETHER VERBAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS, WARRANTIES, GUARANTEES AND CONDITIONS, INCLUDING ALL IMPLIED WARRANTIES OR CONDITIONS OF DURABILITY, MERCHANTABILITY, AND FITNESS FOR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, LUCID MAKES NO, AND HEREBY DISCLAIMS ALL, REPRESENTATIONS, WARRANTIES, CONDITIONS OR GUARANTEES OF ANY KIND— WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE—WITH RESPECT TO (A) [****] (B) [****] OR (C) [****].

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

ARTICLE 11

FIELD ISSUES; RECALLS; SERVICE CAMPAIGNS; GOVERNMENTAL INVESTIGATIONS

11.1          Investigation of Field Issues. The Parties acknowledge and agree that it is in their mutual best interest to promptly identify and address product issues that may exist in all or a defined subset of Gravity Plus and that may involve a potential safety defect or noncompliance with any Safety Standard or governmental emissions control standard or regulation (“Field Issues”). Each Party will promptly report to the other Party any potential Field Issues that come to the attention of a Party, and [****] to promptly report to both Parties any such Field Issues that come to the ADS Provider’s attention. The Parties agree, and [****], to cooperate fully and to implement a process to facilitate open communication among Lucid, Uber, and the ADS Provider.

11.2          Governmental Investigations.

a)	Investigations. Each Party will promptly, and in any event within [****] days of receipt, notify the other Party upon the receipt of a Governmental Investigation or government request for information or government finding of a safety defect or noncompliance with any Safety Standards or governmental emissions control or regulation or other Applicable Law relating to the Gravity Plus. If Uber receives an inquiry from Governmental Authorities about the Gravity Plus sold to Uber or the Uber Designated Fleet Operators, Uber will refer that inquiry to Lucid for a response. Uber will cooperate, upon Lucid’s reasonable request, with any Governmental Investigation or government request for information or government finding of a safety defect or noncompliance with any Safety Standards or governmental emissions control or regulation or other Applicable Law relating to the Base Vehicles.

b)	Cooperation. In connection with any request for any data or information and any allegations or inquiries from Governmental Authorities concerning suspected or alleged safety defects or noncompliance with any governmental safety standard or regulation, emissions-control standard or regulation in the Authorized Territory relating to the Gravity Plus, or other Applicable Law relating to any Gravity Plus, the Parties will reasonably cooperate in good faith to address such request. Notwithstanding the foregoing, to the extent there is a request, allegation, or inquiry from a Governmental Authority on a matter that a Party is responsible to control under this Section 11.2(b) that would reasonably be expected to result in an adverse impact on the other Party’s rights, interests or reputation, the controlling Party will consult with the other Party regarding such request, allegation, or inquiry and in good faith consider the other Party’s positions, suggestions, and strategies for preparing a response.

c)	Governmental Authority Meetings. [****].

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

d)	Exclusions. The foregoing obligations will not be applicable to the extent a Party is either requested or prohibited by a Governmental Authority from engaging in any of the above actions or communications.

11.3          Governmental Finding. In the event of a finding by any Governmental Authority of any safety defect or noncompliance with any Safety Standard or other Applicable Law relating to the Gravity Plus (a “Government Finding”), the Party receiving notice of such finding shall notify the other Party within [****] days.

11.4          Field Issues; Recalls; Service Campaigns.

a)	Decision Authority. In the event that either Party becomes aware of a Field Issue involving some or all of the Gravity Plus, such Party will promptly notify the other Party. Uber will reasonably cooperate in good faith with Lucid in connection with Lucid’s determination of whether such Field Issue warrants either a Recall or a Service Campaign. As between the Parties, only Lucid will have the authority to determine whether a Recall or Service Campaign will be undertaken.

b)	Notices. Lucid will prepare all notices, bulletins, and other communications regarding Field Issues or other defects in the Gravity Plus; provided, however, Uber will timely provide information necessary for Lucid to distribute notices, bulletins and other communications to Uber Designated Fleet Operators regarding defects or non-compliances in the Gravity Plus.

c)	Costs and Remediation. If any of the Gravity Plus are the subject of a Recall or Service Campaign, then Lucid will perform repairs or cause repairs to be performed by a certified technician, at its expense, as expeditiously as possible in accordance with the Aftermarket Services Agreement.

ARTICLE 12

INDEMNIFICATION AND LIMITATION OF LIABILITY

12.1            Indemnification of Product Liability Claims. This Section 12.1 shall govern solely with respect to the handling of Product Liability Claims. Except as this Section 12.1 expressly provides otherwise (including the additional steps for Joint Claims), the notice, cooperation, and settlement requirements set forth in Section 12.3 (Indemnification Procedure) apply to every Product Liability Claim, and in the event of any inconsistency between the terms of this Section and the terms of Section 12.3, this Section 12.1 controls with respect to such inconsistency.

a)	Definitions.

(i)            “Joint Claim” means a Product Liability Claim by a Third Party in which the allegations or evidence do not demonstrate that it is limited to only one Party’s indemnification obligations under this Section 12.1.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

(ii)            “Product Liability Claim” means any Claim, including a Claim made before a lawsuit is filed, asserted by a Third Party that seeks damages for (i) death, bodily injury, or personal injury, or (ii) property damage [****].

b)	Notification and Classification. If a Party receives notice of a Claim [****].

c)	Indemnification by Lucid. Subject to Section 12.3, Lucid will defend Uber and [****] (the “Uber Indemnified Parties”) from and against any Product Liability Claim brought by a Third Party against any Uber Indemnified Party and will indemnify and hold harmless the Uber Indemnified Parties [****] (collectively, “Losses”). [****], Lucid’s indemnification obligations under this Section 12.1(c) [****] to any Claims or Losses [****]: (i) [****] in violation of Applicable Laws (including without limitation Applicable Laws relating to certifications or permits required to deploy autonomous vehicles or operate robotaxi services); (ii) [****]; (iii) [****]; or (iv) [****]. In addition, Lucid will have no obligation or liability under this Section 12.1(c) with respect to [****].

d)	Indemnification by Uber. Subject to Section 12.3, Uber will defend Lucid, its [****] (the “Lucid Indemnified Parties”) from and against any Product Liability Claim brought by a Third Party against any Lucid Indemnified Party to the extent arising out of: (x) [****]; or (y) [****], provided however that this subsection (y) shall not apply to [****]; and in each case will indemnify and hold harmless the Lucid Indemnified Parties from any resulting Losses. For clarity, other than as set forth in the foregoing subsection (y), Uber’s indemnification obligations under this Section 12.1(d) shall not apply to any Claims or Losses to the extent a Product Liability Claim arises out of or relates to [****].

e)	Joint Claims. All Joint Claims shall be managed as follows:

(i)            Unless the Parties mutually agree otherwise, the Party that will lead the defense of a Joint Claim (the “Lead Party”) shall be [****]. The Parties will work together as needed to avoid a default pending such discussions. [****]. Furthermore, the Parties agree that under no circumstances may the [****]. If the Parties [****], each Party may independently retain its own counsel and conduct its own defense. Furthermore, in any Joint Claim in which the Parties [****], if either Party, in its sole discretion, determines that [****].

(ii)           The Parties acknowledge the need to keep each other informed during the defense of Joint Claims. Therefore, they agree to cooperate, consult, and inform one another in connection with the Joint Claims, both directly and through counsel. Each Party shall designate and maintain [****]. [****] shall have the right to [****] subject to [****] consent, which shall not be unreasonably withheld. [****].

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

(iii)          The Parties shall [****] arising out of any Joint Claim [****] between the Parties’ respective indemnification obligations set forth in Sections 12.1(c) and (d), [****]. The Parties may agree that certain costs or expenses [****].

(iv)          If the Parties’ designated representatives and counsel [****] covered by this Section 12.1, either Party may [****].

12.2          Indemnification for Other Claims. This Section 12.2 shall govern only with respect to the handling of Claims that are not Product Liability Claims.

a)	Indemnification by Lucid. Subject to Section 12.3, Lucid will defend the Uber Indemnified Parties from and against any Claim brought by a Third Party against an Uber Indemnified Party and will indemnify the Uber Indemnified Parties from any resulting Losses to the extent the Claim arises out of or relates to: [****], Lucid’s indemnification obligations under Section 12.2(a)(i) shall not apply to any Claims or Losses to the extent the Claim arises out of: [****].

b)	Indemnification by Uber. Subject to Section 12.3, Uber will defend the Lucid Indemnified Parties from and against any Claim brought by a Third Party against a Lucid Indemnified Party, and will indemnify the Lucid Indemnified Parties from any resulting Losses to the extent the Claim arises out of or relates to: (i) [****]; or (ii) [****]; (iii) [****]; (iv) [****]; or (v) [****]. For clarity, and notwithstanding anything to the contrary herein, Uber’s indemnification obligations under this Section 12.2(b)(i) and (ii) shall not apply to any Claims or Losses to the extent arising out of or relating to [****].

12.3          Indemnification Procedure. Except to the extent that Section 12.1 prescribes a different or additional procedure for Product Liability Claims (including Joint Claims), to receive the benefit of indemnification under this ARTICLE 12, the indemnified Party must: (a) promptly notify the indemnifying Party of a Claim; provided that failure to give such notice will not relieve the indemnifying Party of its indemnification obligations except where, and solely to the extent that, such failure actually and materially prejudices the rights of the indemnifying Party or its ability to reasonably defend the Claim; (b) provide reasonable cooperation to the indemnifying Party (and its insurer), as reasonably requested, at the indemnifying Party’s cost and expense; (c) tender to the indemnifying Party (and its insurer) full authority to defend or settle the Claim; provided that no settlement requiring any admission by the indemnified Party or that imposes any obligation on the indemnified Party (other than monetary obligations to be satisfied by the indemnifying Party) will be made without the indemnified Party’s consent, such consent not to be unreasonably withheld, delayed or conditioned; and (d) not itself settle or compromise any such Claim, provided that the indemnifying Party has accepted its obligations to carry out the defense or settlement of such Claim. The indemnified Party has the right to participate at its own expense in the Claim and in selecting counsel therefor.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

12.4          LIMITATION OF LIABILITY.

a)	EXCEPT AS PROVIDED IN SECTION 12.4(C), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR [****], IN EACH CASE, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR SUCH PARTY’S ACTIVITIES HEREUNDER, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER BASED UPON AN ACTION OR CLAIM IN CONTRACT, TORT, WARRANTY, NEGLIGENCE, INTENDED CONDUCT OR OTHERWISE (INCLUDING ANY ACTION OR CLAIM ARISING FROM THE ACTS OR OMISSIONS, NEGLIGENT OR OTHERWISE, OF THE LIABLE PARTY).

b)	EXCEPT AS PROVIDED IN SECTION 12.4(C), [****] OF EACH PARTY TO THE OTHER PARTY FOR ALL DAMAGES OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT OR SUCH PARTY’S ACTIVITIES HEREUNDER, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER BASED UPON AN ACTION OR CLAIM IN CONTRACT, TORT, WARRANTY, NEGLIGENCE, INTENDED CONDUCT OR OTHERWISE (INCLUDING ANY ACTION OR CLAIM ARISING FROM THE ACTS OR OMISSIONS, NEGLIGENT OR OTHERWISE, OF THE LIABLE PARTY), SHALL [****].

c)	The exclusions and limitations of liability set forth in Sections 12.4(a) and 12.4(b) will not apply to Losses arising from: (i) a [****]; (ii) any breach of [****]; or (iii) any other matters for which liability cannot be excluded or limited under Applicable Law.

d)	Each Party hereby expressly acknowledges and agrees that, except as otherwise set forth herein, the limitations and exclusions contained in this ARTICLE 12 will apply regardless of (i) the form of action (including any action in contract, warranty, negligence, tort, strict liability, equity or statute); (ii) any claim or finding that any breach of or default under this Agreement was total or fundamental; (iii) the type of damages; (iv) any claim or finding with respect to the adequacy, failure, purpose or sufficiency of any remedy offered or provided for under this Agreement; and (v) whether a Party was informed or aware of, or otherwise could have anticipated the possibility of, such damages or liability.

ARTICLE 13

DISPUTE RESOLUTION

13.1          Dispute Resolution.

a)	Informal Dispute Resolution. In the event of any controversy or claim arising out of or relating to this Agreement, or breach thereof (each, a “Dispute”), the Party raising the Dispute will call a special meeting of the JSC in accordance with Section 5.2(b) and the JSC will attempt to resolve the Dispute, including via escalation to the Executive Sponsors in accordance with Section 5.5(c).

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

b)	Binding Arbitration. If the Dispute is not resolved by the JSC or Executive Sponsors, the Dispute will be settled by binding arbitration conducted in accordance with the JAMS procedures pursuant to its Streamlined Arbitration Rules and Procedure, by a single arbitrator, in San Francisco County, California, USA.

c)	Selection of Arbitrator. The arbitrator will be selected as provided in the Streamlined Arbitration Rules and Procedure. The arbitrator may not award non-monetary or equitable relief of any sort. The arbitrator will have no power to award damages inconsistent with this Agreement. No discovery will be permitted in connection with the arbitration unless it is expressly authorized by the arbitrator upon a showing of substantial need by the Party seeking discovery.

d)	Confidentiality. All aspects of the arbitration will be treated as confidential. Neither the Parties nor the arbitrator may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a Party will give written notice to all other Parties and will afford such Parties a reasonable opportunity to protect their interests.

e)	Result of Arbitration. The result of the arbitration will bind the Parties, and judgment on the arbitrator’s award may be entered in any court having jurisdiction. Each Party will bear its own costs of the arbitration. The fees and expenses of the arbitrator will be shared equally by the Parties.

13.2            Injunctive Relief. Because a breach of any obligations set forth in ARTICLE 15 or 16 may irreparably harm a Party and substantially diminish the value of a Party’s Confidential Information, the Parties agree that, notwithstanding anything to the contrary in this ARTICLE 13, if a Party believes in good faith that the other Party has or intends to breach any of its obligations thereunder, such Party will, without limiting its other rights or remedies, be entitled to seek equitable relief (including, but not limited to, injunctive relief) in any court of competent jurisdiction to enforce its rights hereunder, including without limitation protection of its proprietary rights.

13.3            Continued Performance. Each Party agrees to continue performing its obligations under this Agreement while a Dispute is being resolved except to the extent the issue in Dispute precludes performance and without limiting either Party’s right to terminate this Agreement.

ARTICLE 14

TERM AND TERMINATION

14.1          Term. The effectiveness of this Agreement commences on the Effective Date and, unless sooner terminated in accordance with its terms, will continue until the date that is [****] following the date [****] (the “Term”).

14.2          Termination for Cause. Either Party may terminate this Agreement for cause in its entirety upon [****] prior notice, if the other Party:

a)	materially breaches any covenant, representation or warranty hereunder or materially fails to perform any duties or obligations as set forth in this Agreement, and fails to cure such breach or failure within [****] of notice of such breach or failure from the other Party; or

b)	(i) files a voluntary petition in bankruptcy or has an involuntary bankruptcy petition filed against it, which is not dismissed within [****] after its institution; (ii) is adjudged as bankrupt by a court of competent jurisdiction; (iii) has a receiver, trustee, conservator or liquidator appointed for all or a substantial part of its assets; (iv) ceases to do business; (v) commences any dissolution, liquidation or winding up; or (vi) makes an assignment of its assets for the benefit of its creditors.

14.3          Effect of Termination.

a)	Intellectual Property. In the event of termination or expiration of this Agreement for any reason, each Party will [****]. At a Party’s request, the other Party will certify compliance with this requirement. Each Party will [****].

b)	[****] Property. Each Party will take all action necessary to [****]. Each Party will, upon request of the other Party, [****], at the expense of the other Party, [****].

14.4          Survival. The terms set forth in ARTICLES 1, 2, 6, 10, 12, 13, 15, 16, 17, 18, 19, 20, and 21 will survive any termination or expiration of this Agreement.

ARTICLE 15

INTELLECTUAL PROPERTY AND DATA

15.1          Intellectual Property. Except as may otherwise be provided in this Agreement:

a)	Lucid Rights. Lucid reserves and maintains sole and exclusive right, title, and interest to all Lucid Intellectual Property, [****]. Except to the extent set forth in this Agreement, [****].

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

b)	Uber Rights. Uber reserves and maintains the sole and exclusive right, title, and interest to all Uber Intellectual Property, [****]. Except to the extent set forth in this Agreement, [****].

15.2          License to Feedback. “Feedback” means any and all suggestions, comments, ideas, enhancement requests, or input that one Party or its Affiliates (the “Providing Party”) provides to the other Party or its Affiliates (the “Receiving Party”) concerning: [****]. Each Providing Party hereby grants to the Receiving Party (and its Affiliates) a [****] to (a) copy, distribute, transmit, display, perform, and modify and create derivative works of the Feedback, in whole or in part; and (b) use the Feedback, in whole or in part, including, without limitation, to develop, manufacture, have manufactured, market, promote, sell, have sold, offer for sale, have offered for sale, import, have imported, and/or provide products or services which incorporate, or are configured for use in practicing the Feedback, in whole or in part.

15.3          Rights and Licenses at Law. In the absence of a specific provision to the contrary, intellectual property laws of the United States shall apply to this Agreement.

15.4          [Integration Technology Licenses]. Lucid hereby grants to Uber [****].  The foregoing license grant is limited to the Integration IP (if any), [****].

“Integration IP” means Intellectual Property embodied by: (i) [****]; and (ii) [****].  Lucid makes no representation or warranties of any kind with respect to the Integration IP as to [****].

Lucid will, prior to Start of Production and in cooperation with the ADS Provider, [****].

15.4          Car Badging; Trademarks. Each Gravity Plus provided to Uber or the Uber Designated Fleet Operators in connection with this Agreement will bear Lucid badging consistent with that used on the Base Vehicle. Uber will not, and Uber Designated Fleet Operators will not, [****]. Other than as may be required by Applicable Law, Lucid will not add any markings to the interior or exterior of the vehicle that are not used on the Base Vehicle without Uber’s express written approval. Uber is solely responsible for adding [****].

15.5          Brands, Trademarks and Copyrights. Except as necessary to perform a Party’s obligations under this Agreement or as is permissible under Applicable Law, neither Party is entitled to use the other Party’s trademarks, tradenames, trade dress, logos, emblems or copyrights and the like (each, a “Mark”) without the express prior written consent of the other Party. All goodwill related to a Party’s use of the other Party’s Marks will inure solely to the benefit of such other Party. [****].

15.6          Marketing and Branding. The Parties will discuss marketing activities, including potential joint marketing activities, to promote awareness of and demand for ridesharing and delivery services performed using Gravity Plus on the Uber Platform. Except as otherwise mutually agreed by the Parties, Lucid will not communicate with or market to Uber users in connection with this Agreement.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

15.7          Data Sharing. As between the Parties, [****].

ARTICLE 16

CONFIDENTIALITY

16.1          Confidentiality. Except as specifically authorized by this Agreement, the receiving Party will: (a) keep confidential all Confidential Information of the disclosing Party (including by taking such steps as the receiving Party takes to preserve the confidentiality of the receiving Party’s own similar proprietary information and in any event not less than commercially reasonable steps); (b) not disclose, publish or otherwise make available such Confidential Information other than to: (i) the receiving Party’s accountants, internal and external auditors, legal counsel and other professional advisors if and to the extent that such Persons need to know such Confidential Information in order to provide the applicable professional advisory services relating to the receiving Party’s business; and (ii) the receiving Party’s officers, directors, members, employees, subcontractors, consultants or agents with a need to know such Confidential Information in order to exercise their rights or perform their respective obligations under this Agreement, as applicable (each of the Persons identified in this subsection (b), a “Permitted Disclosee”); (c) not copy, reverse engineer, reverse compile, nor otherwise attempt to derive the composition or underlying information of any Confidential Information of the disclosing Party; and (d) use such Confidential Information only for the purposes authorized in this Agreement. Subject to Section 16.2 below, Confidential Information of Lucid includes, without limitation, the contents of all Change Notices disclosed by Lucid (as defined in Section 9.2 above), all information regarding Improvements disclosed by Lucid (as defined in Section 9.4 above), and all information and documentation related to the Base Vehicle and any vehicles that Lucid may design, manufacture or commercialize in the future, including without limitation related specifications, designs, and roadmaps, in each case as disclosed by Lucid. Each Party agrees that (1) it shall ensure that its Permitted Disclosees are either subject to a written confidentiality agreement not materially less protective than the terms of this ARTICLE 16 or a professional duty of confidentiality and (2) it is responsible for any action or omission of any of its Permitted Disclosees that would breach this ARTICLE 16 if made or omitted by such Party. Each Party, in its capacity as the receiving Party, will immediately notify the disclosing Party upon the receiving Party becoming aware of any unauthorized use or disclosure of any Confidential Information of the disclosing Party in the possession or control of the receiving Party or the Permitted Disclosees of the receiving Party and the receiving Party will use commercially reasonable efforts to prevent further unauthorized use or disclosure, including cooperating with the disclosing Party in any reasonable way to prevent any further unauthorized use or disclosure of such Confidential Information.

16.2          Confidentiality Exclusions. The obligations of confidentiality set forth in Section 16.1 will not apply to any information to the extent that the receiving Party can demonstrate through reasonable documentary evidence that such information: (a) is or was already known to the receiving Party without being subject to any duty of confidentiality at the time such information was disclosed or otherwise made available to the receiving Party as evidenced by the receiving Party’s prior written records; (b) is publicly known prior to or after disclosure other than through any act or omission of the receiving Party or any Permitted Disclosee of the receiving Party; (c) is disclosed in good faith to the receiving Party without being subject to any duty of confidentiality by a Third Party entitled to make such disclosure; or (d) is independently developed by or on behalf of the receiving Party without reference to Confidential Information of the disclosing Party as documented in writing.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

16.3          Permitted Disclosure. Notwithstanding anything to the contrary in this ARTICLE 16, the receiving Party may disclose Confidential Information of the disclosing Party to any Governmental Authority as required by Applicable Law, provided that the disclosing Party is provided with prior notice (if not prohibited by Applicable Law from doing so) and a reasonable opportunity to obtain confidential treatment or other protective order, and that the receiving Party cooperates with the disclosing Party in contesting such requirement at the disclosing Party’s request and expense, and discloses only so much of the Confidential Information of the disclosing Party as is necessary to comply with such Applicable Law. In addition, a copy of this Agreement and related financial information may be provided to tax authorities without providing notice to the other Party, provided that such tax authorities have policies and procedures to keep such information confidential. Notwithstanding anything in this Section 16.3, Lucid may file this Agreement as an exhibit to its filings with the Securities and Exchange Commission. The Parties will work together to request, and mutually agree upon the approach to, confidential treatment for certain provisions in this Agreement in connection with any such filings.

16.4          Residual Information. Each Party’s Permitted Disclosees may retain certain information in their unaided memories as an unintentional result of access to the other Party’s Confidential Information without remembering or having access to information identifying the source of such information (“Residual Information”). It shall not be a violation of the confidentiality provisions of this Agreement or any other agreement between the Parties if a Party uses, publicly discloses, or otherwise exploits Residual Information to improve its products, services, or other offerings. For the avoidance of doubt, nothing in this Section 16.4 is deemed to transfer, license, or otherwise convey any Intellectual Property Rights from one Party to another.

16.5          Non-Disclosure Agreement. The Parties agree that their respective obligations concerning confidentiality set forth in this ARTICLE 16 supersede the terms of the Mutual Non-Disclosure Agreement dated as of February 16, 2024, by and between the Parties (the “NDA”). In the event of a conflict between the terms of this ARTICLE 16 and the terms of the NDA, the terms of this ARTICLE 16 will prevail to the extent of the conflict.

ARTICLE 17

INSURANCE; MANAGEMENT OF CLAIMS

17.1          Insurance. Each Party will maintain in force during the Term commercially reasonable insurance coverage consistent with industry standards. The policy limits of insurance of each Party are not a limitation upon the obligation of either Party, including without limitation, the amount of indemnification to be provided by either Party. Without limiting the generality of the foregoing, the Parties shall maintain in force the insurance types and policy limits set forth in Sections 17.2 - 17.3.

17.2          Lucid Insurance Requirements. During the Term and for a period of [****] following the expiration or termination of this Agreement, Lucid will maintain and keep in force, at its own expense, the following insurance coverages and minimum limits. Any such insurance policy effected and maintained shall: (i) [****]; (ii) [****]; and (iii) [****]:

a)	Product Liability Insurance. Lucid will maintain [****] (i) [****]; and (ii) [****]. Such insurance shall expressly include coverage for claims or damages arising from the design, manufacture and operation of vehicles in ridehailing, delivery and logistics networks.

b)	Cyber/Privacy Insurance. Lucid will maintain cyber/privacy liability insurance covering liabilities arising from or out of the Agreement with limits not less than [****] in the aggregate. Coverage shall include, but not be limited to, the following: Internet and network liability (providing protection against liability for system attacks; denial or loss of service; introduction, implantation, or spread of malicious software code; and unauthorized access and use), infringement of privacy or Intellectual Property Rights, internet advertising and content offenses, defamation, errors or omissions in software and/or systems development, implementation and maintenance, and privacy liability (providing protection against liability for the failure to protect, or wrongful disclosure of, private or confidential information).

c)	Other Insurance. Lucid will maintain worker’s compensation insurance including employer’s liability insurance with specified coverage limits to protect against potential claims, and any other compulsory insurance required by any Applicable Law in performance of its obligations under this Agreement.

17.3          Uber Insurance Requirements. During the Term and for a period of [****] following the expiration or termination of this Agreement, Uber will ensure that it and/or Uber Designated Fleet Operators, as applicable, will maintain and keep in force, at its or their own expense, [****]:

a)	Commercial Auto Liability Insurance. [****], as applicable, maintains [****] (i) [****]; and (ii) [****] Such insurance shall expressly include coverage for claims or damages arising from the operation of vehicles in ride hailing, delivery and logistics networks.

b)	Other Insurance. Uber will ensure that it or its Uber Designated Fleet Operators maintain any other compulsory insurance related to its operation of Gravity Plus required by any Applicable Law.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

17.4          Evidence of Coverage. Upon a Party’s reasonable request, the other Party will provide the requesting Party with a proper certificate of insurance from its insurance carrier evidencing insurance satisfying its obligations under this ARTICLE 17. A Party’s failure to request a copy of the certificate of insurance will not be considered to be a waiver of the other Party’s obligation to procure and maintain such insurance.

17.5          Cancellation. Each insurance policy of each Party will contain a clause that states that the policy will not be cancelled by the insurance company [****] prior written notice to the other Party of intention to cancel.

17.6          Management of Claims. In addition to and without limiting Lucid’s indemnification obligations set forth in Sections 12.1 and 12.2 or Uber’s indemnification obligations set forth in Sections 12.1 and 12.2, in the event of any Claim related to a Gravity Plus, the Parties will comply with the terms of this Section 17.6.

a)	[****] Responsibility and liability [****] will be allocated in accordance with the insurance provisions in this ARTICLE 17 and the indemnity provisions in ARTICLE 12, as well as those set forth in the Integration Agreement and the governing bilateral agreement between [****].

b)	[****].

ARTICLE 18

EXPORT COMPLIANCE

18.1          Import/Export; Customs Clearance. Lucid or its designated agent: (a) will be the importer and exporter of record on all cross-border transfers, returns, and other shipments of Gravity Plus between the Parties; (b) will not list Uber on any import, export, or other customs documentation except as may be required by Applicable Law; and (c) will be directly responsible for ensuring that such cross-border transfers, returns, and other shipments comply with all export, import, and other Applicable Laws (including export licensing, shippers export declaration, and export invoice). As the importer and exporter of record, Lucid or its designated agent will be responsible for preparing all necessary documentation. Without limiting the foregoing, any export or import document must, among other matters, separately itemize and state the separate value for each item of hardware, software, set-up, and any non-dutiable service.

18.2          Certificates of Origin and Customs Documentation. If necessary for Uber or the Uber Designated Fleet Operators to export the Gravity Plus vehicles, [****]. As reasonably requested by Uber, Lucid will provide Uber with such information in its possession as required by Applicable Law for the issuance of a blanket COO under the United States-Mexico-Canada Agreement (USMCA) or any replacement legislation.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

18.3          Export Control Laws. The Gravity Plus, Component Parts, products, services and/or technical data (each, an “Item”) delivered under this Agreement may be subject to U.S. and other applicable export control Laws and regulations (each, an “Export Control Law”), including, but not limited to, the International Traffic in Arms Regulations or the Export Administration Regulations and/or U.S. Export Control List(s) (as defined in the Export Control Laws). The Parties will comply with all U.S. and other country’s applicable Export Laws and will not export, re-export or transfer items without first obtaining all required licenses and approvals. Compliance with these Laws includes, but is not limited to, abiding by U.S. sanctions, embargoes and prohibitions on transactions with restricted parties.

ARTICLE 19

COMPLIANCE WITH LAWS; PERMITS AND LICENSES

19.1          Licenses and Compliance. Each Party will be responsible for obtaining and maintaining all site licenses, permits, and registrations required for such Party to perform its obligations under this Agreement.

19.2          Compliance with Applicable Laws. Each Party will comply with all Applicable Laws specifically applicable to the Party or its performance under this Agreement.

19.3          Gratuities and Ethical Compliance. Each Party warrants that neither it nor any of its employees, agents or representatives has offered or given any gratuities to employees, agents or representatives of the other with a view toward securing favorable treatment with respect thereto. Each Party hereafter agrees that its employees, agents and contractors who are performing services for the other Party on its behalf will be made aware of, and will comply with, the foregoing ethical requirements of the other Party which are set forth above. Each Party has not and, to its actual knowledge, none of its employees, officers, or agents at any time during the last [****] have: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of Applicable Law; (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the Applicable Laws of the United States or any jurisdiction thereof, or (iii) have utilized child, slave, prisoner or any other form of forced or involuntary labor, or engaged in abusive employment or corrupt business practices in the performance of their respective obligations under or in connection with this Agreement.

19.4          U.N. Convention. The 1980 United Nations Convention on Contracts for the International Sale of Goods, to the extent it may be deemed to apply, will not apply to the Agreement or any transactions pursuant hereto.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

ARTICLE 20

RECORDS

20.1          Retention. Lucid will (and will ensure all of its Subcontractors) prepare, maintain and retain complete and accurate books and records relating to the transactions under this Agreement. Lucid will (and will ensure all of its Subcontractors) also prepare, maintain and retain any other records required to be maintained under this Agreement or required to be kept by Applicable Laws. All such records will be retained by Lucid or a Subcontractor for a period of at least two (2) years after any termination of this Agreement, or longer if required by Applicable Laws.

ARTICLE 21

MISCELLANEOUS

21.1          Relationship of the Parties; Onsite Employees.

a)	Relationship of the Parties. This Agreement will not be deemed to create any partnership, joint venture, agency or employment relationship between the Parties. Each Party will act hereunder as an independent contractor, and neither Party nor its Representatives will have any right or authority to assume, create or incur any liability or obligation of any kind, express or implied, on behalf of, or in the name of, the other Party by virtue of this Agreement. Each Party will make all of its own staffing decisions with respect to its obligations under this Agreement. Without limiting the foregoing, each Party is solely responsible for its employees including, without limitation, the payment of compensation and benefits and payments or withholdings to governmental agencies relating to its employees. The Parties agree and acknowledge that in the course of such Party’s performance of this Agreement, no Party will construe any employee of the other Party as its own employee, and nothing in this Agreement will make any employees of a Party an employee of the other Party.

b)	Onsite Employees. Subject to the Parties’ respective rights and obligations under the NDA and without limiting any rights under ARTICLE 20, the Parties may arrange for appropriate employees and representatives of each Party to have reasonable access to the premises of the other Party for the purpose of carrying out their respective obligations under this Agreement. Such access will be in accordance with customary industry practice and in a manner that avoids disruption of normal business activity of the other Party. Such personnel will be subject to applicable security, safety, and other rules applicable to visitor conduct while onsite at the other Party’s premises.

21.2          Notices. Any notice or other communications made or required to be made pursuant to this Agreement will be in writing and will be addressed as follows:

If to Uber:

Uber Technologies, Inc.

1725 3rd Street

San Francisco, California

94158

Attn: Legal Department

With a copy to:

Email: [****]

If to Lucid:

[****]
Attention: [****]

With a copy to:

Email: [****]

Either Party may change its address by giving written notice of such change to the other Party in the manner provided above.

21.3          Assignment. This Agreement, including any rights arising therefrom, may not be assigned or delegated, in whole or in part (whether by operation of Law or otherwise), by either Party, unless it has received the prior written consent of the other Party, which will not be unreasonably withheld, conditioned, or delayed. Any purported assignment in violation of the foregoing is null and void. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective permitted successors and assigns.

21.4          Joint Drafting. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as having been jointly drafted by the Parties hereto and given that each Party had an equal opportunity to negotiate (and to consult with counsel in respect of) this Agreement, no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

21.5          No Third Party Beneficiaries. Unless specifically provided in this Agreement, nothing in this Agreement is intended to benefit any Person not a party hereto.

21.6          Amendment and Modification. No supplement, modification, or amendment of this Agreement or any of the other Contract Documents will be binding unless executed in writing by a duly authorized officer of each of the Parties.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

21.7          Governing Law. This Agreement, and any claim or controversy relating to this Agreement, will be governed by and interpreted in accordance with the Applicable Laws of the State of California, USA, without giving effect to the conflict of Laws principles thereof.

21.8          Choice of Venue. Subject to ARTICLE 13, any controversy or claim arising out of or relating to this Agreement, including actions for specific performance or other equitable relief, will be brought in, and each Party irrevocably submits itself to, the exclusive jurisdiction of the state and federal courts of the State of California and irrevocably agrees that all claims in respect of such action or proceeding will be heard and determined only in and by either of the foregoing courts. Furthermore, each Party hereby irrevocably waives and agrees not to assert by way of motion, as a defense or otherwise in any such action or proceeding, any claim that such Party is not personally subject to the jurisdiction of those courts, that such action or proceeding is brought in an inconvenient forum, that the venue of such action or proceeding is improper or that this Agreement may not be enforced in or by such courts. Each Party agrees that process against such Party may be served by delivery of service of process by certified or registered mail in the manner provided for the giving of notices under this Agreement.

21.9          Cumulative Remedies. The rights and remedies provided for in this Agreement are cumulative and in addition to any other or further rights and remedies available at Law or in equity.

21.10        Force Majeure. If and to the extent that a Party’s (a “Non-Performing Party”) performance of any of its obligations (other than payment obligations) pursuant to this Agreement is materially prevented, hindered or delayed by a Force Majeure Event, and such non-performance, hindrance or delay could not have been prevented by reasonable precautions by the Non-Performing Party and the Non-Performing Party is without fault, then the Non-Performing Party will be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such Non-Performing Party continues to use commercially reasonable efforts to recommence performance and to mitigate the impact of its non-performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. The Non-Performing Party will promptly notify the other Party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event.

21.11        Publicity. Except as otherwise expressly permitted under this Agreement, neither Party may make any announcement about or advertise the existence of this Agreement or disclose or otherwise make available any of its terms and conditions without the prior consent of the other Party. In each instance, the Party providing such consent will have at least [****] Business Days’ opportunity to review and provide comments to the content of and prior to such public disclosure, which comments will be reasonably considered and included by the Party seeking such consent. Notwithstanding anything to the contrary, each Party may make such disclosures concerning its entry into, and the terms and conditions of, this Agreement determined by such Party as necessary under Applicable Law or rules of a securities exchange, provided that such Party shall provide at least [****] Business Days’ opportunity to review and provide comments to the content of and prior to such public disclosure, which comments will be reasonably considered by the disclosing Party.

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

21.12         Waiver. The failure of either Party at any time to enforce any of the provisions of this Agreement or any right with respect thereto, or to exercise any option provided in this Agreement, will in no way be construed to be a waiver of such provisions, rights, or options or in any way affect the validity of this Agreement. No waiver of any provision of this Agreement will be deemed or will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the Party making the waiver.

21.13        Interpretation. In this Agreement and the exhibits, schedules, attachments and appendices (each, an “Attachment”) to this Agreement: (a) the Attachments to this Agreement are hereby incorporated into this Agreement and references to this Agreement include such Attachments; (b) references to an Attachment or Section will be to such Attachment or Section of this Agreement, unless otherwise provided; (c) all headings are for reference purposes only and do not affect the interpretation of this Agreement; (d) references to any Law will mean references to such Law as changed, supplemented, amended, or replaced; (e) unless the context otherwise requires, the word “or” will be interpreted in the inclusive sense (i.e., “and/or”); (f) the word “including” (and its grammatical variations) will be deemed to be followed by “without limitation”; (g) the phrases “such as”, “for example”, or “e.g.,” will be deemed to mean “for example but without limitation”; (h) “will” will be construed to mean “will” and vice versa; (i) the singular will include the plural and vice versa; (j) a “year” means a calendar year, a “quarter” means a calendar quarter, a “month” means a calendar month and a “day” means a calendar day, unless otherwise described; (k) a capitalized term not defined but reflecting a different form or part of speech than a capitalized term that is defined will be interpreted in a correlative manner; and (l) this Agreement has been drafted in English, any translation into any other language will not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version will govern. The Attachments referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

21.14        Severability. In the event that any one or more of the provisions contained herein will for any reason be held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Agreement. This Agreement will then be construed as if such invalid or unenforceable provision had never been contained herein and such invalid/unenforceable provision(s) will be replaced with valid and enforceable provision(s), the commercial effect of which will be as similar as possible to the invalid or unenforceable provision.

21.15        Entire Agreement. This Agreement and any Attachments or other documents executed in connection with this Agreement, together with any agreements expressly incorporated into this Agreement and all recitals in this Agreement (which recitals are incorporated as covenants of the Parties), constitute the entire understanding of the Parties in connection with the subject matter of this Agreement. This Agreement supersedes and constitutes a merger of all prior and contemporaneous proposals, negotiations, representations, understandings, commitments, and agreements, whether oral or written, with regard to the subject matter and provisions of this Agreement.

21.16        Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same agreement. Each of the representatives executing this Agreement on behalf of the Parties represents and warrants that he or she possesses the corporate power and authority to execute this Agreement on behalf of the respective Parties and that this Agreement has been duly authorized by the Parties.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties’ duly authorized representatives have executed this Agreement as of the Effective Date.

UBER TECHNOLOGIES, INC.

By:	/s/ Sarfraz Maredia
Name:	Sarfraz Maredia
Title:	Head of Autonomous Mobility & Delivery

LUCID GROUP, INC.

By:	/s/ Marc Winterhoff
Name:	Marc Winterhoff
Title:	Interim Chief Executive Officer

[Signature Page to Vehicle Production Agreement]

Schedule 1.1(a)

ADS Reference Specifications

[****]

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

Schedule 1.1(b)

Uber Specifications

[****]

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

Schedule 3.1(d)

Technology Update Validation and Testing Procedures

[****]

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

Schedule 3.5(a)

Vehicle Production Schedule and Vehicle Delivery Schedule

[****]

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

EXHIBIT A

FLEET PURCHASE TERMS

[****]

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

EXHIBIT B

DATA SHARING

[****]

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

EXHIBIT C

All Gravity Plus vehicles are covered by the New Vehicle Limited Warranty (“NVLW”) corresponding to their model year of production. The model year 2026 NVLW is attached hereto. This Exhibit C (the “Addendum”)[****]

The following clauses and/or sections of the NVLW are expressly modified, terminated, or superseded by the Addendum:

[*****]

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

[*****] = Two pages of confidential information, marked by [*****], have been omitted because they are both (i) not material and (ii) the type that the Company treats as private or confidential.

EXHIBIT C-1

LUCID NEW VEHICLE LIMITED WARRANTY (“NVLW”) MODEL YEAR 2026

New Vehicle Limited Warranty

Model Year 2026 Vehicles

North America

Contents

New Vehicle Limited Warranty	1
Who May Use This Warranty?	2
What Does This Warranty Cover?	2
Basic Vehicle Limited Warranty	3
Powertrain Limited Warranty	3
High Voltage Battery Limited Warranty	3
Body and Paint Limited Warranty	4
Corrosion Perforation Limited Warranty	4
Supplemental Restraint System (SRS) Limited Warranty	4
Zero-Emission Vehicle (ZEV) Limited Warranties	4
What Is The Coverage Period?	6
What Does This Warranty Not Cover?	6
What Will Cause The Warranty To Be Voided?	8
How To Obtain Warranty Service	9
What To Do If You Need Roadside Assistance?	9
Governing****Law	9
Reservation****	9
Dispute Resolution	10

New Vehicle Limited Warranty

This is the Lucid New Vehicle Limited Warranty (“Lucid New Vehicle Limited Warranty” or “Lucid Warranty”). This document provides a detailed explanation of the Lucid Warranty terms for your model year 2026 Lucid vehicle, including coverage regions, types, durations, limitations, and more.  As a condition of these warranties, you are responsible for properly using, maintaining, and caring for your vehicle as outlined in your Owner’s Manual. Lucid recommends that you maintain copies of all maintenance records.

Your ownership experience is very important to us! If a dispute arises regarding your warranty coverage, please follow the steps described under the “Dispute Resolution” section of this Lucid Warranty. If you are unable to reach a satisfactory resolution with Lucid directly, we provide you with Alternative Dispute Resolution (ADR) programs:

USA Customers: BBB AUTO LINE, a Division of BBB National Programs, Inc. 1676 International Drive, Suite 550 McLean, VA 22102 1-800-955-5100	Canada Customers: Canadian Motor Vehicle Arbitration Plan (CAMVAP) Suite 502, 55 Commerce Valley Dr. W., Thornhill, ON L3T 7V9 1-800-207-0685

USA customers: you must resort to BBB AUTO LINE before exercising rights or seeking remedies created by Title I of the Magnuson-Moss Warranty Act (“the Act”). However, if you choose to seek redress by pursuing rights and remedies not created by the Act, resort to the BBB AUTO LINE would not be required by any provision of the Act, although that option is still available to you. For further information about BBB AUTO LINE, please see the Dispute Resolution section of this Lucid Warranty.

IMPORTANT: This New Vehicle Limited Warranty contains a Mandatory Arbitration Agreement explained in the Dispute Resolution section below. This Mandatory Arbitration Agreement is separate from and in addition to the ADR programs under BBB AUTO LINE and CAMVAP. Please read the Mandatory Arbitration Agreement provision carefully, since it is a specific condition of the benefits offered under this Lucid Warranty! BY REQUESTING OR ACCEPTING BENEFITS UNDER THIS LUCID WARRANTY, INCLUDING REQUESTING OR HAVING ANY REPAIRS PERFORMED UNDER THIS LUCID WARRANTY, YOU AGREE TO BE BOUND BY THIS MANDATORY ARBITRATION AGREEMENT.

Limitation of Implied Warranties and Incidental and Consequential Damages: All implied warranties, including any implied warranty of merchantability or fitness for a particular purpose, are limited in duration to the applicable coverage periods and exclusions stated herein to the fullest extent allowed by applicable law. This Lucid Warranty excludes remedies for incidental or consequential damages. Examples of incidental and consequential damages include, but are not limited to, lost time, lost income or profits, loss of use of your vehicle, diminution in vehicle value, alternative transportation costs, lodging expenses, inconvenience, and aggravation or emotional distress. Some States do not allow limitations on how long an implied warranty lasts or the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to you.

Who Is The Warrantor?

The warrantor in accordance with the terms, conditions, and limitations in this Lucid New Vehicle Limited Warranty is listed below:

Warranty Region	Warrantor and Contact Information
USA	Lucid USA, Inc. 7373 Gateway Blvd Newark, CA 94560 Phone: 1-888-99 LUCID (1-888-995-8243)
Canada	Lucid Motors Canada ULC 1133 Melville St, Suite 2700 Vancouver, BC V6E 4E5 Phone: 1-888-99 LUCID (1-888-995-8243)

Any service required under this Lucid New Vehicle Limited Warranty will be provided by a Lucid Service Center or a Lucid-authorized repair facility. For a list of available Service Centers, see https://www.lucidmotors.com/locations or call 1-888-99 LUCID (1-888-995-8243). After receiving notice of a defect, malfunction, or failure to conform with the warranty, the warrantor will perform its obligations under this Lucid Warranty within a reasonable time period.

What Is The Warranty Region?

The Warranty Region corresponds to the country the vehicle was originally manufactured for and purchased from Lucid in, but excludes that country’s associated islands and overseas regions, municipalities, and territories where there is no Lucid Service Center or Lucid-authorized repair facility. The Lucid New Vehicle Limited Warranty is valid only within the Warranty Region for which the Lucid vehicle was originally manufactured and sold.

If, during the warranty period, you are the original purchaser or lessee and you temporarily take your Lucid vehicle to any other Lucid Warranty Region, the Lucid New Vehicle Limited Warranty will be honored in that Warranty Region. Temporary is defined as a period less than six months. Proof of compliance with any temporary import laws or regulations is required upon reasonable request.

If, during the warranty period, you are the original purchaser or lessee and you are permanently moving to a Region supported by a Lucid Service Center or Lucid-authorized repair facility, you may apply to Lucid to transfer the Lucid Warranty to the new region for the duration of your ownership and the remaining warranty period. Requests to transfer a vehicle’s Lucid Warranty will be decided on a case-by-case basis by Lucid at its absolute discretion, and will be subject to certain conditions, including all necessary regional modifications being carried out by a Lucid Service Center at the owner’s cost.

Transfer of the Lucid Warranty to a new Region is not permitted for subsequent purchasers. Lucid will not transfer the warranty coverage following the sale of a vehicle within the new Region.

Who May Use This Warranty?

This Lucid New Vehicle Limited Warranty is provided to the original purchaser or lessee of a Lucid vehicle sold or leased by Lucid or its affiliates in the applicable Warranty Region defined above, and to subsequent owner(s) if the vehicle is within the applicable coverage period. Any subsequent owner must provide proof of ownership transfer to be eligible for benefits under this Warranty.

What Does This Warranty Cover?

This Lucid New Vehicle Limited Warranty provides limited warranty coverage for your model year 2026 Lucid vehicle. This warranty gives you specific legal rights, and you may also have other rights which vary from State to State.

This Lucid Warranty covers the rectification of manufacturing defects in factory materials or factory workmanship that manifest during the warranty coverage period provided your vehicle has been properly operated and maintained in accordance with all requirements in the Owner's Manual and subject to the limitations stated in this Lucid Warranty. Nothing in this Lucid Warranty guarantees that any Lucid vehicle is free of manufacturing defects at the time of sale, only that such defects will be rectified according to these warranty terms. Such rectification shall be via repair, replacement, or adjustment of the faulty parts or components without charge. Lucid may elect at its sole discretion the method of repair, replacement, or adjustment, and in the case of replacement of parts, whether to use new, reconditioned, or remanufactured parts. Dissatisfaction with vehicle features or their functionality does not amount to a breach of this Lucid Warranty if the vehicle is operating as designed.

The exclusive remedy under this Lucid New Vehicle Limited Warranty and any implied warranty is limited to repair, replacement, or adjustment of defective parts. This remedy shall not be deemed to have failed of its essential purpose so long as Lucid, through its authorized service centers, is willing and able to repair, replace, or adjust defective parts as described in this Lucid New Vehicle Limited Warranty. Lucid’s liability, if any, shall in no event exceed the cost of correcting defects as provided in this Lucid Warranty. Per the terms of this Lucid Warranty, the appropriate remedies are not determined with reference to federal, state, or provincial law, but are contractually limited to those remedies stated herein to the fullest extent possible, where allowed by law. Upon expiration of this Lucid Warranty, any such liability related or pursuant to this Lucid Warranty shall terminate.

The Lucid New Vehicle Limited Warranty provides the following types of coverage:

Coverage Type	Coverage Duration
Basic Vehicle	4 Years / 50,000 miles (whichever comes first)
Powertrain	8 Years / 100,000 miles (whichever comes first)
High Voltage Battery	8 Years / 100,000 miles (whichever comes first) retaining 70% capacity (as explained further below)
Corrosion Perforation	10 Years / Unlimited miles
Body and Paint	4 Years / Unlimited miles
Supplemental Restraint System (SRS)	5 Years / 60,000 miles (whichever comes first)
Zero-Emission Vehicle	See Below

Basic Vehicle Limited Warranty

Lucid’s Basic Vehicle Limited Warranty covers the repair, replacement, or adjustment of parts necessary to correct defects in the materials or workmanship of any parts manufactured or supplied by Lucid under normal use for a period of four years or 50,000 miles (approx. 80,000 km), whichever comes first, subject to the exclusions and limitations and the separate coverage for certain parts described in this New Vehicle Limited Warranty. In addition, any repair, replacement, or adjustment of parts or components is covered under this New Vehicle Limited Warranty if damaged or made inoperable during the warranty period by a Lucid over-the-air update.

If it is determined that your vehicle requires warranty repair, Lucid will repair, replace, or adjust the applicable vehicle part with a new, reconditioned, or remanufactured part at the discretion of Lucid.

Powertrain Limited Warranty

The Powertrain is covered for the duration of 8 years or 100,000 miles (approx. 160,000 km), whichever comes first. Coverage includes the cost of repair, replacement, or adjustment of the defective parts of the Lucid powertrain subject to the limitations outlined in this New Vehicle Limited Warranty. This coverage is for Lucid’s electric powertrain: the fully integrated electric drive units, transmission, and differential.

If it is determined that your powertrain requires warranty repair, Lucid will repair, replace, or adjust the part with a new, reconditioned, or remanufactured part at the sole discretion of Lucid.

High Voltage Battery Limited Warranty

The high voltage battery is covered for the duration of 8 years or 100,000 miles (approx. 160,000 km), whichever comes first, with a minimum 70% retention of battery capacity over the warranty period. If the high voltage battery falls below 70% capacity during the warranty period, as determined at the sole discretion of Lucid’s trained and authorized representatives, Lucid will replace the high voltage battery.

Please note that the vehicle’s displays of range are estimates based on driving conditions and habits, including other factors that are independent from the vehicle’s battery capacity. The measurement method used to determine the battery capacity is at the sole discretion of Lucid’s trained and authorized representatives.

The high voltage battery, like all batteries, will experience a decrease of energy and power loss with time and use. Loss of energy or power reduction over time is not covered beyond the terms and limits of this warranty, as set forth above. Proper storage and maintenance of your Lucid vehicle will maximize the life and capacity of the battery. Malfunctions or problems caused by failure to follow the recommended guidelines and charging procedures as detailed in your owner’s manual will not be covered under the terms of this limited warranty. Please refer to your owner’s manual for additional information.

If it is determined that your battery requires warranty repair, Lucid will repair, replace, or adjust the battery with a new, reconditioned, or remanufactured part at the discretion of Lucid, subject to the limitations outlined in this New Vehicle Limited Warranty.

Body and Paint Limited Warranty

Manufacturing defects in the paint or body of your vehicle are covered for four years from the warranty start date (there is no mileage limitation on this coverage). The Body Limited Warranty includes repairs for cracking, flaking, pitting, and deterioration of body parts but excludes damage caused by corrosion. The Paint Limited Warranty includes repairs for peeling and cracking of paint or topcoat, and loss of gloss caused by hazing. Normal wear and tear and accidental damage, including collisions, fire, theft or attempted theft, and defects caused by paint or body repair performed by a non-Lucid approved body repair center are not covered.

Corrosion Perforation Limited Warranty

Perforation of body panels from the inside outwards caused by a material or manufacturing defect is covered for 10 years (there is no mileage limitation on this coverage), except where:

•	Surface corrosion occurs due to paint damaged by scratches, stone chips, or environmental fallout such as bird droppings or acid rain.

•	The application of non-Lucid approved third-party coatings that have a detrimental effect on the original painted surface or under body panels.

•	Corrosion is caused by, due to, or resulting from accidents, abuse, neglect, improper maintenance or operation of the vehicle, installation of a non-approved accessory, exposure to chemicals or environmental contaminants, damage resulting from an act of God or nature, fire, or improper storage.

•	Damage is due to lack of required maintenance; improper maintenance; the use of non-original equipment parts, non-approved parts, or fluids; or improper body repairs.

•	Repairs have not been performed by a Lucid Service Center or Lucid-authorized repair facility.

Supplemental Restraint System (SRS) Limited Warranty

The Supplemental Restraint System (the seat belts and air bags system) is covered against defects resulting from material or manufacturing for 5 years or 60,000 miles (approx. 100,000 km), whichever comes first.

Zero-Emission Vehicle (ZEV) Limited Warranties

Lucid provides the following Zero-Emission Vehicle (ZEV) Limited Warranties only to vehicles certified for sale in California and registered in a state that, at the time of delivery and the applicable claim, has adopted and is enforcing California’s Advanced Clean Cars II regulations requiring Lucid to provide these ZEV Limited Warranties. The ZEV Limited Warranties are minimum warranties required by law. The other warranties described in this Lucid Warranty may provide longer, additional, or duplicate coverage compared to the ZEV Limited Warranties. Any duplication between other warranties described in this Lucid Warranty and the ZEV Limited Warranties does not create a right to duplicate remedies. Except as set forth in this section or the California Warranty Statement (see below) and to the extent permitted by law, the terms and procedures that apply to the other warranties in this Lucid Warranty apply to the ZEV Limited Warranties. The ZEV Limited Warranties do not expand the scope of any other warranty described in this Lucid Warranty.

Coverage under the ZEV Limited Warranties excludes the repair or replacement of any propulsion-related part or battery otherwise eligible for warranty coverage if the vehicle has been abused, neglected, or improperly maintained, and that such abuse, neglect, or improper maintenance was the direct cause of the need for the repair or replacement of the part.

Propulsion-Related Part Warranty

Lucid warranties that your vehicle was designed, built, and equipped so as to conform, at the time of initial sale, with all applicable regulations adopted by the California Air Resources Board (CARB) pursuant to its authority in chapters 1 and 2, part 5, division 26 of the Health and Safety Code; and free from defects in materials and workmanship that would cause a propulsion-related part to fail to be identical in all material respects to the part as it was described in the vehicle manufacturer's application for certification. The duration of this warranty is 3 years or 50,000 miles, whichever first occurs, and 7 years or 70,000 miles, whichever first occurs, for "high-priced" propulsion-related parts.

Battery Warranty

Lucid warranties that the vehicle's battery is free from defects in materials and workmanship which cause the battery state of health, as described in CCR, title 13, section 1962.5(c)(4)(A)4.c. and d.1, to deteriorate to less than 70% for a warranty period of eight years or 100,000 miles, whichever first occurs.

CALIFORNIA WARRANTY STATEMENT

YOUR WARRANTY RIGHTS AND OBLIGATIONS

The California Air Resources Board and Lucid are pleased to explain the zero-emission vehicle warranty on your 2026 vehicle. In California, new zero-emission vehicles must be designed and built in accordance with State regulations. Lucid must provide warranty coverage for the propulsion-related parts on your vehicle, including the high voltage battery, for the periods of time listed below, provided the failure was not caused by abuse, neglect or improper maintenance of your vehicle.

Your propulsion-related parts may include parts such as the electric drive motor, inverter, high voltage battery, onboard charger, and associated electronic control units, wiring, and sensors. Where a condition covered by the warranty exists, Lucid will repair your vehicle at no cost to you, including diagnosis, parts, and labor.

MANUFACTURER'S WARRANTY COVERAGE:

•	For 3 years or 50,000 miles (whichever first occurs):

If any propulsion-related part on your vehicle is defective, the part will be repaired or replaced by Lucid. This is your short-term defects warranty.

•	For 7 years or 70,000 miles (whichever first occurs):

If any propulsion-related part listed in this warranty booklet specifically noted with coverage for 7 years or 70,000 miles is defective, the part will be repaired or replaced by Lucid. This is your long-term defects warranty.

•	For 8 years or 100,000 miles (whichever first occurs)

If any high voltage battery is defective, the part will be repaired or replaced by Lucid. This is your high voltage battery warranty.

OWNER'S WARRANTY RESPONSIBILITIES:

•	As the vehicle owner, you are responsible for the performance of the required maintenance listed in your owner's manual. Lucid recommends that you retain all receipts covering maintenance on your vehicle, but Lucid cannot deny warranty coverage solely for the lack of receipts or for your failure to ensure the performance of all scheduled maintenance.

•	You are responsible for presenting your vehicle to a Lucid authorized warranty facility as soon as a problem exists. The warranty facility should complete the necessary repairs in a reasonable amount of time, which is usually no longer than 30 days.

•	As the vehicle owner, you should also be aware that Lucid may deny you warranty coverage if your vehicle or a part has failed due to abuse, neglect, improper maintenance, or unapproved modifications.

If you have any questions regarding your warranty rights and responsibilities, you should contact Lucid Customer Care Center at 7373 Gateway Boulevard, Newark, CA 94560 or 1-888-99 LUCID (1-888-995-8243), or the California Air Resources Board at 1-800-242-4450 or helpline@arb.ca.gov.

What Is The Coverage Period?

Coverage under this Lucid New Vehicle Limited Warranty begins on the date a new vehicle is delivered to the first buyer or lessee or the day it is first put into service in the case of a demonstrator or fleet vehicle, whichever occurs first, and lasts for the coverage duration stated for each coverage type.

The warranty period includes those miles of operation when the vehicle is in the possession of any and all persons.

You must bring any alleged warranty nonconformity to the attention of Lucid within the coverage period. For defects reported to Lucid within the warranty period but not remedied by Lucid within the warranty period, warranty coverage for that reported defect will continue until the earlier of:

●	The defect has been repaired; or

●	The Lucid Service Center determines that no defect covered by the Lucid Warranty exists; or

●	Thirty days after you report the defect to Lucid if within that thirty days you do not follow the procedure described in this Lucid Warranty for obtaining warranty service.

What Does This Warranty Not Cover?

Wear and Tear Items

The Lucid New Vehicle Limited Warranty does not cover any item where its failure or deterioration is due to normal wear and tear or items that have to be fixed, replaced, touched up, or adjusted periodically as a part or result of ordinary use or during routine servicing and maintenance, including paint and glass chips, key fob batteries, upholstery discoloration, tears, punctures, wrinkles, depressions or other similar items. The rate of wear of a part will be affected by the amount and degree of use.

Common items subject to normal wear and tear include, but are not limited to:

●	Seat surfaces

●	Upholstery and trim

●	Floor coverings

Consumable parts whose wear or replacement are not covered under this Lucid Warranty include, but are not limited to:

●	Filters

●	Lubricants

●	Brake discs and pads

●	Wiper blades

●	Key fob batteries

●	Tires

●	Other items replaced during routine maintenance

This Lucid Warranty does not cover periodic adjustments to certain parts such as:

●	Doors and hoods

●	Exterior panels

●	Exterior and interior trim

●	Head lamps

●	Wheel alignment

●	Wheel balancing

Tires

The original factory fitted tires are covered against manufacturing defects by the tire manufacturer, who provides a separate warranty to you with its own terms and conditions. Warranty claims must be made directly with the tire manufacturer. The Lucid New Vehicle Limited Warranty does not cover tires, including damaged or flat tires caused by non-recommended use (e.g. use of summer-only tires in cold weather), road hazards (e.g. potholes), impacts, or debris.

Problems Resulting from Out-Of-Date Software

Properly maintaining your vehicle includes keeping your vehicle’s software up-to-date. Damage, conditions, or problems caused by or that occur due to failing to install a software update after an update is available are not covered under the Lucid Warranty.

Modifications

The Lucid New Vehicle Limited Warranty does not cover any repair, replacement, or adjustment where the fault or defect is wholly or partially attributed to modifications not made by Lucid.

Performance Metrics

Performance metrics advertised by Lucid and/or available from third-party testing agencies (for example, EPA estimated range) are not guaranteed or covered under the Lucid New Vehicle Limited Warranty. There are many variables that may affect these metrics and vehicle performance, including but not limited to vehicle age/use, driving style, driving conditions, wheels and tires, ambient temperature, and battery health and state of charge. Please refer to the Owner’s Manual for additional information.

Removal of Non-Standard Equipment or Accessories

Additional labor time for the removal of non-standard equipment, including but not limited to aftermarket parts and accessories, and Lucid Accessories is not covered under the Lucid New Vehicle Limited Warranty.

Connectivity Services

The Lucid Warranty does not cover Connectivity Services. Connectivity Services consist of network connectivity and wireless services, such as data plans and related services, made available to you by or using the networks of third-party providers of such services. Not all Connectivity Services are available everywhere, particularly in remote or enclosed areas. Many factors can impact the availability and quality of the Connectivity Services such as the network, wireless coverage area, terrain, buildings, physical location of the vehicle (e.g., in an underground parking structure, in a tunnel), actions of third parties, damage to the vehicle, and weather. Connectivity Services are provided to you on an “as is” and “as available” basis. See the Lucid Connectivity Services Terms and Conditions for additional information.

Track and Competition Use

Track and competition use is not considered normal use for purposes of coverage under the Lucid New Vehicle Warranty. Damages, conditions, and/or malfunctions that occur as a result are therefore not covered under the Lucid Warranty. To the fullest extent allowed by applicable law, Lucid disclaims the implied warranty of fitness for the particular purpose of track and competition use.

Commercial Use as a Taxi, Rental, or Ride Sharing Service

Commercial use for taxi, rental, or ride-sharing services is not considered normal vehicle use for purposes of warranty coverage. The Lucid New Vehicle Limited Warranty does not cover vehicles used to provide taxi, rental, or for-compensation ride-sharing services.

Normal Noise and Vibration

All mechanical devices produce some level of noise and/or vibration that can differ between vehicles. Slight wind noise, component noise, and/or vibration that do not substantially impair the performance of the vehicle are considered normal, and adjustments that Lucid may provide upon request to mitigate them are not covered by the Lucid New Vehicle Limited Warranty.

Advanced Driver Assistance Systems Performance

This Lucid Warranty expressly excludes any coverage or guarantees regarding the performance of the vehicle's Advanced Driver Assistance Systems (ADAS). This includes, but is not limited to, systems such as Drive Assist, adaptive cruise control (ACC), automatic emergency braking (AEB), forward collision warning (FCW), and lane departure protection (LDP). The system and its sensors’ or cameras’ inability to detect or correctly interpret road markings or surrounding objects are not considered defects in materials or workmanship but rather constitute limitations in ADAS technology that are part of normal operation.

Other Damage

In addition to any items or circumstances excluded above, damage, conditions, or problems caused by, due to, or that are the result of any of the following items or actions listed below are not covered under this Lucid New Vehicle Limited Warranty:

●	Failure to follow instructions for proper use, care, or maintenance as stated in the Owner’s Manual.

●	Abuse and/or misuse of the vehicle.

●	Accidents, collisions, or objects striking the vehicle.

●	Driving into or over curbs, potholes or other road hazards.

●	Exceeding the load limits specified on the certification label.

●	Theft, vandalism, or riot.

●	Environmental incidents, including, but not limited to exposure to extreme conditions or weather events like high winds, dust or sandstorms, hurricanes, floods, fires, and acid rain, or environmental or industrial fallout such as bird droppings, tree sap, stone chips, or road salt.

●	User applied chemicals or spills.

●	Any unauthorized access or modification of vehicle software or data through the use of, though not limited to, non-Lucid software programs, malware, programming errors, or any electronic disruptions.

●	The use of non-recommended or incompatible charging devices or methods.

●	Alteration by non-Lucid personnel to the high voltage battery assembly, high voltage system, or associated wiring.

●	Failure to properly store your vehicle as described in the Battery Information section of the Owner’s Manual that results in damage to the high voltage battery.

●	Allowing the high voltage battery to discharge to a 0% state of charge or 0 miles/0km of range. NOTE: In some cases, allowing the high voltage battery to discharge to this level may result in an irreparable reduction in capacity below 70% or even require replacement of the high voltage battery. A replacement battery would not be covered under warranty.

●	Repairs, modifications, or alterations to the vehicle performed by facilities and personnel not authorized by Lucid, including repairs which would have otherwise been covered under this Lucid New Vehicle Limited Warranty.

●	Installation of parts that are not Lucid Genuine Parts.

●	Failure to observe and resolve vehicle indications and warnings within a reasonable period of time.

What Will Cause The Warranty To Be Voided?

At the exercise of Lucid’s sole and exclusive discretion, the Lucid New Vehicle Limited Warranty will be voided, and all warranty coverage hereunder will terminate in the event of:

●	Failing to install required software updates within 30 days after notification that an update is available.

●	Failing to comply with any recall notice.

●	Defacing or altering the VIN or odometer or any related system such that it is difficult to determine the VIN number or actual mileage.

●	The vehicle being sold, designated, labeled or branded as dismantled, fire-damaged, flood-damaged, junk, rebuilt, salvage, reconstructed, irreparable, or a total loss, including a determination by an insurance carrier that the vehicle is a total loss.

●	Use of the vehicle to provide taxi, rental, or for-compensation ride-sharing services. (See “Commercial Use as a Taxi, Rental, or Ride Sharing Service” above.)

This discretion may be exercised by Lucid at any time following any of the above events, and the voiding of coverage shall be retroactive to the time of the event.

How To Obtain Warranty Service

To obtain warranty service, notify Lucid within the applicable warranty coverage period and bring your vehicle to a Lucid Service Center. Where Lucid is obligated, we will arrange towing. A list of Lucid Service Centers may be found on our website at https://www.lucidmotors.com. You may also schedule service by contacting Lucid Customer Care toll free at 1-(888)-99-LUCID (888-995-8243). Please be ready to provide your VIN and give a description of the problem you are experiencing.

Though you are not required to obtain service or repairs at a Lucid Service Center or Lucid-authorized repair facility, coverage under this Lucid Warranty may be excluded in the event of improper maintenance, service, or repairs performed by a non-Lucid Service Center or repair facility not authorized by Lucid.

What To Do If You Need Roadside Assistance?

To obtain roadside assistance when your Lucid vehicle is inoperable, contact 1-888-995-8243. Roadside Assistance is an additional service offered by the Lucid Roadside Assistance Program and is not provided as part of the New Vehicle Limited Warranty. Please refer to your Owner’s Manual for information regarding the scope of this service.

Governing Law

The warranties contained in this Lucid New Vehicle Limited Warranty and all questions regarding their enforceability and interpretation are governed by the law of the jurisdiction in which you purchased your Lucid vehicle.

Reservation of Rights

The warranties in this Lucid Warranty are the only express warranties applicable to your vehicle. Lucid does not assume or authorize anyone to assume for it any other obligation or liability in connection with your vehicle or this Lucid Warranty. No person may modify or waive any part of this Lucid Warranty.

Lucid reserves the right to make changes or additions to this Lucid Warranty for any future vehicles without incurring any obligation to make the same or similar changes or additions to warranties for vehicles previously built or sold.

Lucid also reserves the right at its sole discretion to provide post-warranty repairs or extend the warranty coverage period for certain vehicles or vehicle populations. As part of any adjustment program, Lucid will notify all known eligible owners and lessees of affected vehicles and implement procedures to assure reimbursement of each consumer eligible under an adjustment program who incurs expenses for repair of a condition subject to the program prior to acquiring knowledge of the program. Lucid may also occasionally offer to pay a portion or all of the cost of some vehicle repairs that are not or no longer covered by this Lucid Warranty on an ad hoc and case-by-case basis, and the fact that Lucid has provided such service to a particular vehicle does not obligate Lucid to provide similar benefits in the future to the same vehicle or to other vehicle owners.

Notwithstanding any provision of this Warranty, if the warranty coverage has expired or does not apply to a specific repair or service, the warrantor's decision to cover the cost of the particular repair or service shall not be construed as a reinstatement or extension of the original warranty coverage. Any such action by the warrantor is made solely at the warrantor's discretion and shall not constitute a waiver of any terms, conditions, or limitations of this Warranty.

Dispute Resolution

We take customer satisfaction seriously! If you have any questions or concerns, or are unsatisfied with the service you are receiving, follow these steps:

1.	Contact your Lucid Service Advisor at your local Service Center

2.	If your inquiry or concern remains unresolved, contact the Service Manager at your local Service Center or Customer Care at 1-888-99 LUCID (1-888-995-8243)

NOTE: You must bring the alleged defect to the attention of Lucid within the eligibility period defined by your state law. Where allowed by state law, Lucid requires written notification of a warrantable defect before a consumer may be eligible for a refund or replacement of the vehicle.

If your state law requires written notification to the manufacturer, please write to:

Lucid Customer Care Center
7373 Gateway Boulevard
Newark, CA 94560

For U.S. Only

If you have an unresolved warranty concern after following the procedure outlined above, U.S. owners may be eligible to utilize the BBB AUTO LINE, an out-of-court dispute resolution (ADR) program administered by BBB National programs. This service is provided at no cost to you and is part of Lucid's effort to provide you with an impartial third-party organization to equitably resolve your concerns. BBB AUTO LINE provides voluntary mediation and non-binding arbitration services for disputes involving Lucid vehicles with an alleged nonconformity, defect, or deficient warranty performance, as determined by state or federal law. You may contact BBB AUTO LINE at:

1676 International Drive, Suite 550

McLean, Virginia 22102

1-800-955-5100 or BBBAUTOLINE.org

To begin the ADR process, simply call BBB AUTO LINE at 1-800-955-5100 or visit BBBAUTOLINE.org to file a claim online. You will be provided with a Customer Claim Form, along with information describing how BBB AUTO LINE works. If you wish to use the BBB AUTO LINE program and you qualify for participation, you will be required to provide the following information:

●	Your name and address;

●	The vehicle identification number;

●	The make, model and year of your vehicle; and

●	A description of your concerns with the vehicle.

BBB AUTO LINE may also ask you for other information to help resolve your concerns, such as the purchase price of the vehicle, the mileage at the time of purchase, the current mileage and copies of repair orders. Upon receipt of your properly completed Customer Claim Form, BBB AUTO LINE will facilitate a voluntary mediation process for possible mutual resolution. If a mutual resolution is not possible, the matter will be resolved by non-binding arbitration. A decision is normally rendered within 40 days. BBB AUTO LINE will provide you with a copy of the arbitrator's decision. The decision is not binding on you but is binding on Lucid. If you accept the decision, all parties must comply with the decision within the time limits (“performance date”) set by the arbitrator. Approximately two weeks after the performance date, BBB AUTO LINE will contact you to verify that the arbitrator's decision has been completed. If you reject the decision of the arbitrator, Lucid will not be obligated to perform any part of the decision, and you may pursue other legal remedies under state or federal law. In some jurisdictions, BBB AUTO LINE’s decision may be introduced as evidence.

BBB AUTO LINE's decisions may not include all remedies potentially available under state and federal law, including attorney's fees, civil penalties, punitive damages, multiple damages, or consequential damages.

YOU MUST USE BBB AUTO LINE IF YOU ARE REQUIRED TO USE A MANUFACTURER’S ADR PROGRAM PRIOR TO SEEKING REMEDIES UNDER THE “LEMON LAW” OF YOUR STATE. PLEASE CONSULT THE BBB AUTO LINE PROGRAM FOR ELIGIBILITY AND TIME LIMITATIONS IN YOUR STATE.

For Canada Only:

If you have an unresolved warranty concern after following the procedure outlined above, Canadian owners may be eligible to utilize the Canadian Motor Vehicle Arbitration Plan (CAMVAP), which is a neutral, out-of- court dispute resolution program. More information about CAMVAP can be found here:

Canadian Motor Vehicle Arbitration Plan

Suite 502, 55 Commerce Valley Dr. W.,

Thornhill, ON L3T 7V9

https://www.camvap.ca/

CAMVAP provides binding arbitration services for disputes involving Lucid vehicles with an alleged nonconformity, defect, or deficient warranty performance, as determined by provincial or federal law. This service is provided at no cost to you and is part of Lucid's effort to provide you with an impartial third-party organization to equitably resolve your concerns.

To begin the arbitration process, simply call CAMVAP toll-free at 1-800-207-0685. CAMVAP will connect you with the proper Provincial Administrator based on the area code from which you are calling.

The process of resolving disputes through CAMVAP takes about 70 to 90 calendar days. To ensure fast and fair resolution of disputes that avoid the cost of going to court, CAMVAP’s decision is final and binding on Lucid and you. CAMVAP's decisions do not include attorney's fees, civil penalties, punitive damages, multiple damages, or consequential damages other than incidental damages to which a party may be entitled under law.

MANDATORY ARBITRATION AGREEMENT, WAIVER OF JURY DEMAND

(U.S. and Canada)

Though the ADR programs through BBB AUTO LINE or CAMVAP described in the preceding paragraphs might be non-binding on you and/or optional for you depending on applicable federal, state, or provincial law, THIS SEPARATE MANDATORY ARBITRATION AGREEMENT IS MANDATORY AND BINDING ON YOU, EXCEPT YOU MAY OPT OUT OF THIS MANDATORY ARBITRATION AGREEMENT IN EITHER OF TWO WAYS:

1.              For those claims that are eligible for arbitration under the BBB AUTO LINE or CAMVAP ADR programs: by utilizing BBB AUTO LINE or CAMVAP and obtaining and accepting the arbitrator’s decision regarding those claims.

2.              By sending an email not later than 30 days from the date you first request or accept benefits under this Lucid Warranty to optout@lucidmotors.com with “NVLW arbitration opt-out” in the subject line and indicating your request to opt-out of this arbitration agreement and your vehicle identification number (VIN) in the body of the email. Opting out only applies to this arbitration agreement and will not affect the validity or enforceability of any other arbitration agreements.

Except as described above, participation in BBB Auto Line or CAMVAP ADR or arbitration in any program or forum established by state attorneys general or any state agency does not fulfill this mandatory arbitration agreement, and Lucid does not waive but reserves all rights under this mandatory arbitration agreement though Lucid may participate in the same.

IMPORTANT: BY REQUESTING OR ACCEPTING BENEFITS UNDER THIS LUCID WARRANTY, INCLUDING REQUESTING OR HAVING ANY REPAIRS PERFORMED UNDER THIS LUCID WARRANTY, YOU AGREE TO BE BOUND BY THIS MANDATORY ARBITRATION AGREEMENT AND WAIVE YOUR RIGHT TO A JURY TRIAL IN FAVOR OF RESOLVING THROUGH BINDING ARBITRATION ANY CLAIM OR DISPUTE ARISING FROM OR RELATING IN ANY WAY TO THESE LUCID WARRANTY TERMS, BENEFITS (REQUESTED OR ACCEPTED), OR THE RIGHTS AND DUTIES HEREUNDER.

This section, referred to as the “Arbitration Agreement,” mandates the resolution of disputes through binding arbitration, rather than in a court of law. However, either party may bring claims in small claims court if they meet the necessary criteria. Arbitration does not involve a judge or jury, and the court’s review of arbitration awards is limited. Nevertheless, an arbitrator may award the same damages and relief as a court on an individual basis, including injunctive, declaratory relief, or statutory damages.

To the maximum extent permitted by governing law, the term “Disputes” encompasses the following: (1) Any dispute or claim between you and Lucid Entities; (2) Any dispute or claim arising from or related to the purchase, condition, or warranty of this Vehicle (including but not limited to this Lucid New Vehicle Limited Warranty), or any resulting transactions or relationships (including with non-signatory third parties). “Lucid Entities” include Lucid Group USA, Inc.; Lucid USA, Inc.; Lucid Motors Canada ULC; and their parents, subsidiaries, predecessors, successors, assignees, officers, employees, representatives, agents, affiliates, and authorized service and repair facilities.

Disputes concerning the validity, application, scope, enforceability, or interpretation of this Arbitration Agreement will be exclusively decided by the arbitrator. The Arbitration Agreement and associated proceedings, such as waiver or estoppel before, during, or after arbitration, will be governed by the Federal Arbitration Act, 9 U.S.C § 1 et seq., and federal common law, not by any state laws or procedures regarding arbitration. The arbitrator holds the exclusive authority to address challenges to this Arbitration Agreement, including questions of waiver, estoppel, breach, or the validity of any part of this Arbitration Agreement.

Before initiating any dispute or claim through arbitration or otherwise, you and we must engage in an informal telephonic dispute resolution conference (“Conference”). If you are a natural person, you must participate in the Conference, while non-natural-person parties must designate a representative.

To initiate a Conference, one party must provide written notice to the other party, including the initiating party’s name, contact information, a description of the dispute, the requested amount for resolution, and the personal signature of any natural-person party (a copy may be submitted via email). The notice can be sent to us at disputes@lucidmotors.com. The Conference should occur within 60 days after the other party receives the notice, and during this process, any statute of limitations or filing deadlines will be suspended. An initiating party’s failure to participate in this process will result in the arbitrator dismissing that party’s arbitration demand.

The arbitration will be conducted by New Era ADR (www.neweraadr.com) or the American Arbitration Association (“AAA”) (www.adr.org). Unless modified by this Arbitration Agreement, New Era ADR’s arbitration will follow its Virtual Expedited Arbitration Rules and Procedures (www.neweraadr.com/rules-and-procedures/), while AAA’s arbitration will adhere to AAA’s Consumer Arbitration Rules (www.adr.org). A neutral arbitrator must be appointed, and both parties will be responsible for their respective initial filing fees to initiate arbitration. Subsequently, each party will cover their filing, administration, service or case management fees, as well as the arbitrator or hearing fees, up to a maximum of $5,000, unless the law or the rules of the chosen arbitration organization require us to pay more.

You and we may only bring disputes against each other on an individual basis and not as part of a class, collective, consolidated, or representative action. However, both parties may file a court suit to: enjoin intellectual property rights infringement, file for bankruptcy, enforce a security interest in the Vehicle through repossession, enforce the arbitrator’s decision, or request a court review if the arbitrator exceeded their authority.

Discovery procedures as outlined in the New Era ADR or AAA rules should suffice for most claims. If there is a dispute over the scope of discovery, it should include the right for either side to inspect the Vehicle and exchange relevant Vehicle-related documents.

Unless the governing law requires a specific statute of limitations for a particular arbitration claim, any claim related to a Dispute must be filed no later than three (3) years after the claim or cause of action arose, or it will be forever barred.

If any part of this Arbitration Agreement is unenforceable, it will be severed, and the remaining portions will be enforced. However, if the class-action waiver is deemed unenforceable in a Dispute involving class allegations, the entire Arbitration Agreement will be unenforceable for that Dispute.

In cases where multiple claims or remedies are asserted in one proceeding, and not all of them are subject to arbitration, the non-arbitrable claims or remedies must be stayed until all arbitrable claims or remedies have been resolved. If one party files a court action, the other party may seek to compel arbitration, and all proceedings will be stayed until the full resolution of the proceedings to compel arbitration, including any related appeals.

EXHIBIT D

[****]

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

Schedule 1.2

[****]

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

Schedule 1.3

Form of Purchase and Sale Agreement (to be mutually agreed upon, in good faith)

[****]

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.

Schedule 2.3

[****]

[****] = Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) the type that the Company treats as private or confidential.